                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): November 1, 2000



                            HERSHA HOSPITALITY TRUST
             (Exact name of registrant as specified in its charter)


          Maryland                    005-55249                  251811499
(State or other jurisdiction     (Commission File No.)        I.R.S. Employer
  of incorporation)                                         (Identification No.)


                            148 Sheraton Drive, Box A
                       New Cumberland, Pennsylvania 17070
                    (Address of principal executive offices)


                                 (717) 770-2405
              (Registrant's telephone number, including area code)


                                      N/A
          (former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

     On November 1, 2000, Hersha Hospitality Trust (the "Company"), through its interest in Hersha Hospitality L.P. (the "Partnership"), completed its acquisition of all the partnership interests in 1944 Associates, a Pennsylvania limited partnership and, through the ownership of 1944 Associates, a 143-room Sleep Inn hotel located in Corapolis, Pennsylvania.

     1944 Associates was established as a Pennsylvania limited partnership owned by Kanti D. Patel, Rajendra O. Gandhi, Jay H. Shah, Kiran P. Patel, Bharat C. Mehta, Neil H. Shah, David L. Desfor, Kishor R. Patel and certain other affiliates of the Company (the "Hersha Affiliates"). All of the limited partnership interests in 1944 Associates have been contributed to Hersha Hospitality Limited Partnership ("HHLP" or the "Partnership"). Further, the general partnership interest in 1944 Associates that was owned by Shreenathji Enterprises, Ltd., an affiliated entity, has been contributed to Hersha Hospitality, LLC, a Virginia limited liability company ("HHLLC"). HHLP is the sole member of HHLLC. Upon the transfer of both limited partnership and general partnership interests by the Hersha Affiliates, 1944 Associates has become a wholly-owned subsidiary of HHLP. 1944 Associates does not own any assets other than the Sleep Inn, Corapolis, PA.

     The partnership interests in 1944 Associates were purchased for $5.5 million. The purchase price valuation was based upon the rent to be paid by Hersha Hospitality Management, L.P., the lessee of several of the Partnership's other hotel properties (the "Lessee"), under percentage leases. The purchase price of this hotel will be adjusted on December 31, 2002 by applying a pricing methodology to such hotel's cash flows in a manner similar to that of the other hotels purchased by HHLP from the Hersha Affiliates. The adjustments must be approved by a majority of the Company's independent trustees.

     The Partnership acquired all the partnership interests in 1944 Associates and consequently the Sleep Inn through the assumption of approximately $3.8 million of mortgage indebtedness, and the use of borrowings under the Company's line of credit.

     Following the acquisition of the hotel, the property will be leased by the Partnership to the Lessee. The Lessee is a limited partnership owned by Hasu P. Shah, the Company's Chief Executive Officer, and the Hersha Affiliates. The hotel is leased pursuant to a percentage lease that provides for rent based in part on the room revenues from the hotel. The lease went into effect as of October 1, 2000.

     The following table sets forth (i) the Initial Fixed Rent, (ii) Annual Base Rent and (iii) the annual Percentage Rent formula currently anticipated for this hotel:

Acquired          Initial      Base
Hotel            Fixed Rent    Rent      Percentage Rent Formula
---------------  ----------  --------    ---------------------------

Sleep Inn,         $838,280  $357,500    37.6% of room revenue up to
Corapolis, PA                            $1,700,000 plus 65% of room
                                         revenues in excess of  $1,700,000 but
                                         less than $2,000,000, plus 29.0% of
                                         room revenue in excess of $2,000,000,
                                         plus 8.0% of all non-room revenue.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements. No financial statements are required to be filed in connection with this acquisition pursuant to Rule 3-05 of Regulation S-X.

(b) Pro Forma Financial Statements. No pro forma financial statements are required to be filed in connection with this acquisition pursuant to Rule 11-01 of Regulation S-X.

(c) Exhibits. The following exhibits are required by Item 601 of Regulation S-K and are listed below:

     Exhibit No.    Description of Exhibit
     -----------    ----------------------

     10.1  Contribution Agreement for 1944 Associates
     ====

     10.2  Form of Percentage Lease
     ====

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     HERSHA HOSPITALITY TRUST


Date:  November 9, 2000              By:  /s/ Hasu P. Shah
                                          ----------------
                                          Hasu P. Shah
                                          Chief Executive Officer

                             CONTRIBUTION AGREEMENT

                            dated as of November 1, 2000
                                     between

                     JSK II ASSOCIATES, SHREEJI ASSOCIATES,
            KUNJ ASSOCIATES, SHANTI III ASSOCIATES, DEVI ASSOCIATES,
               NEIL H. SHAH, DAVID L. DESFOR, KISHOR R. PATEL AND
                          SHREENATHJI ENTERPRISES, LTD.



                                as Contributors,

                                       and

                     HERSHA HOSPITALITY LIMITED PARTNERSHIP,
                         a Virginia limited partnership,

                                   as Acquiror

                             CONTRIBUTION AGREEMENT
                             -----------------------

          THIS CONTRIBUTION AGREEMENT, dated as of the 1st day of November, 2000, between JSK II ASSOCIATES ("JSK II"), SHREEJI ASSOCIATES ("Shreeji"), KUNJ ASSOCIATES ("Kunj"), SHANTI III ASSOCIATES ("Shanti III"), DEVI ASSOCIATES ("Devi"), all Pennsylvania limited partnerships, NEIL H. SHAH ("Shah"), DAVID
L. DESFOR ("Desfor"), KISHOR R. PATEL ("Patel") and SHREENATHJI ENTERPRISES, LTD. ("SEL"), a Pennsylvania corporation (collectively, the "Contributors"), and HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership (the "Acquiror"), provides:


                                    ARTICLE I
                                    ---------
                       DEFINITIONS; RULES OF CONSTRUCTION
                       ----------------------------------

     1.1  Definitions.   The following terms shall have the indicated meanings:

          "Act of Bankruptcy" shall mean if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts,
(g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator or such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days.

          "JSK II Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement whereby JSK II assigns and the Acquiror assumes the JSK II Interest.

          "Shreeji Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement whereby Shreeji assigns and the Acquiror assumes the Shreeji Interest.

          "Kunj Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement whereby Kunj assigns and the Acquiror assumes the Kunj Interest.

          "Shanti III Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement whereby Shanti III assigns and the Acquiror assumes the Shanti III Interest.

          "Devi Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement whereby Devi assigns and the Acquiror assumes the Devi Interest.

          "Shah Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement whereby Shah assigns and the Acquiror assumes the Shah Interest.

          "Desfor Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement whereby Desfor assigns and the Acquiror assumes the Desfor Interest.

          "Patel Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement whereby Patel assigns and the Acquiror assumes the Patel Interest.

          "SEL Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement whereby SEL assigns and the Acquiror assumes the SEL Interest.

          "Assignment and Assumption Agreements" shall mean JSK II Assignment and Assumption Agreement, the Shreeji Assignment and Assumption Agreement, the Kunj Assignment and Assumption Agreement, the Shanti III Assignment and Assumption Agreement, the Shah Assignment and Assumption Agreement, the Desfor Assignment and Assumption Agreement, the Patel Assignment and Assumption Agreement and the SEL Assignment and Assumption Agreement.

          "Authorizations" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation and use of the Property or any part thereof.

          "Closing" shall mean the Closing of the contribution and acquisition of the Interests pursuant to this Agreement.

          "Closing Date" shall mean the date on which the Closing occurs.

          "Consideration" shall mean $5.5 million payable to the Contributors at Closing in the manner described in Section 2.3.


          "Continuing Liabilities" shall include liabilities arising under operating agreements, equipment leases, loan agreements, or proration credits at Closing, but shall exclude any liabilities arising from any other arrangement, agreement or pending litigation.

          "Escrow Agent" shall mean Sentinel Agency, 2146 North Second Street, Harrisburg, Pennsylvania, 17110, Telephone: (717) 234-2666, Fax: (717) 234-8198.

          "FIRPTA Certificates" shall mean the affidavit of each of the Contributors under Section 1445 of the Internal Revenue Code certifying that such Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations), in form and substance satisfactory to the Acquiror.

          "Governmental Body" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

          "Hotel" shall mean the hotel and related amenities located on the Land.

          "Improvements" shall mean the Hotel and all other buildings, improvements, fixtures and other items of real estate located on the Land.

          "JSK II Interest" shall mean all right, title and interest of JSK II in the Partnership, consisting of a 20% limited partnership interest in the Partnership.

          "Shreeji Interest" shall mean all right, title and interest of Shreeji in the Partnership, consisting of a 10% limited partnership interest in the Partnership.

          "Kunj Interest" shall mean all right, title and interest of Kunj in the Partnership, consisting of a 11% limited partnership interest in the Partnership.

          "Shanti III Interest" shall mean all right, title and interest of Shanti III in the Partnership, consisting of a 19% limited partnership interest in the Partnership.

          "Devi Interest" shall mean all right, title and interest of Devi in the Partnership, consisting of a 5% limited partnership interest in the Partnership.

          "Shah Interest" shall mean all right, title and interest of Shah in the Partnership, consisting of a 20% limited partnership interest in the Partnership.

          "Desfor Interest" shall mean all right, title and interest of Desfor in the Partnership, consisting of a 4% limited partnership interest in the Partnership.

         "Patel Interest" shall mean all right, title and interest of Patel in the Partnership, consisting of a 10% limited partnership interest in the Partnership.

          "SEL Interest" shall mean all right, title and interest of SEL in the Partnership, consisting of a 1% general partnership interest in the Partnership.

          "Insurance Policies" shall mean those certain policies of insurance described on Exhibit C attached hereto.


          "Intangible Personal Property" shall mean all intangible personal property owned or possessed by the Contributors and used in connection with the ownership, operation, leasing, occupancy or maintenance of the Property, including, without limitation, the right to use the trade name "Hampton Inn Hershey" and all variations thereof, the Authorizations, escrow accounts, insurance policies, general intangibles, business records, plans and specifications, surveys and title insurance policies pertaining to the Real Property and the Personal Property, all licenses, permits and approvals with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Property, any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway, and the share of the Tray Ledger as hereinafter defined, excluding (a) any of the aforesaid rights the Acquiror elects not to acquire,
(b) the Contributors' cash on hand, in bank accounts and invested with financial institutions and (c) accounts receivable except for the above described share of the Tray Ledger.

          "Interests" shall mean the JSK II Interest, the Shreeji Interest, the Kunj Interest, the Shanti III Interest, the Devi Interest, the Shah Interest, the Desfor Interest, the Patel Interest and the SEL Interest.

          "Inventory" shall mean all "inventories of merchandise" and "inventories of supplies", as such terms are defined in the Uniform System of Accounts for Hotels [9th Revised Edition] as published by the Hotel Association of New York City, Inc., as revised, and similar consumable supplies.

          "Land" shall mean that certain parcel of real estate lying and being at 2500 market Place Boulevard, Coraopolis, Pennsylvania, more commonly known as the Sleep In Pittsburgh, as more particularly described on Exhibit A attached hereto, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of the Contributors therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

          "Leases" shall mean those leases of real property attached as Exhibit D attached hereto.


          "Manager" shall mean Hersha Hospitality Management L.P.

          "Operating Agreements" shall mean the management agreements, service contracts, supply contracts, leases (other than the Leases) and other agreements, if any, in effect with respect to the construction, ownership, operation, occupancy or maintenance of the Property. All of the Operating Agreements in force and effect as of the date hereof are listed on Exhibit E attached hereto.

          "Organizational Documents" shall mean the current partnership agreement and certificate of limited partnership of each of the limited partnership Contributors, true and correct copies of which are attached hereto as Exhibits F and G and Articles of Incorporation and Bylaws of SEL, true and correct copies of which are attached hereto as Exhibits O and P.

          "JSK II's Organizational Documents" shall mean the current partnership agreement and certificate of limited partnership of JSK II, true and correct copies of which are attached hereto as Exhibits F and G.

          "Shreeji's Organizational Documents" shall mean the current partnership agreement and certificate of limited partnership of Shreeji, true and correct copies of which are attached hereto as Exhibits F and G.

          "Kunj's Organizational Documents" shall mean the current partnership agreement and certificate of limited partnership of Kunj, true and correct copies of which are attached hereto as Exhibits F and G.

          "Shanti III's Organizational Documents" shall mean the current partnership agreement and certificate of limited partnership of Shanti, true and correct copies of which are attached hereto as Exhibits F and G.

          "Devi's Organizational Documents" shall mean the current partnership agreement and certificate of limited partnership of Devi, true and correct copies of which are attached hereto as Exhibits F and G.

          "SEL's Organizational Documents" shall mean the current Articles of Incorporation and Bylaws of SEL, true and correct copies of which are attached hereto as Exhibits O and P.

          "Owner's Title Policy" shall mean an owner's policy of title insurance issued to the Acquiror by the Title Company, pursuant to which the Title Company insures the Acquiror's ownership of fee simple title to the Real Property (including the marketability thereof) subject only to Permitted Title Exceptions. The Owner's Title Policy shall insure the Acquiror in the amount of the Consideration and shall be acceptable in form and substance to the Acquiror. The description of the Land in the Owner's Title Policy shall be by courses and distances and shall be identical to the description shown on the Survey.

          "Partnership" shall mean 1944 Associates, a Pennsylvania limited partnership that owns as its sole assets land and hotel improvements situate in Moon Township, Allegheny County, Pennsylvania.

                 "Partnership Units" shall mean the limited partnership units of Hersha Hospitality Limited Partnership.

          "Permitted Title Exceptions" shall mean those exceptions to title to the Real Property that are satisfactory to the Acquiror as determined pursuant to Section 2.2.

          "Property" shall mean collectively the Real Property, the Inventory, the Reservation System, the Tangible Personal Property and the Intangible Personal Property.

          "Real Property" shall mean the Land and the Improvements.

          "Reservation System" shall mean the Contributors' Reservation Terminal and Reservation System equipment and software, if any.

          "Tangible Personal Property" shall mean the items of tangible personal Property consisting of all furniture, fixtures and equipment situated on, attached to, or used in the operation of the Hotel, and all furniture, furnishings, equipment, machinery, and other personal property of every kind located on or used in the operation of the Hotel and owned by the Contributors; provided, however, that the Acquiror agrees that, all Inventory shall be conveyed to the Acquiror's property manager.

          "Title Commitment" shall mean the commitment by the Title Company to issue the Owner's Title Policy.

          "Title Company" shall mean Sentinel Agency, 2146 North Second Street, Harrisburg, Pennsylvania, 17110, Telephone: (717) 234-2666, Fax: (717) 234-8198.

          "Tray Ledger" shall mean the final night's room revenue (revenue from rooms occupied as of 12:01 a.m. on the Effective Date, exclusive of food, beverage, telephone and similar charges which shall be retained by the Contributors), including any sales taxes, room taxes or other taxes thereon.

          "Utilities" shall mean public sanitary and storm sewers, natural gas, telephone, public water facilities, electrical facilities and all other utility facilities and services necessary for the operation and occupancy of the Property as a hotel.

     1.2 Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

          (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

          (b) All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.

          (c) The headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

          (d) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.


                                   ARTICLE II
                                   ----------
      CONTRIBUTION AND ACQUISITION; PAYMENT OF CONSIDERATION AND CONTINGENT
     ----------------------------------------------------------------------
                                  CONSIDERATION
                                  -------------

     2.1 Contribution and Acquisition. Each of the Contributors agrees to contribute, assign and transfer its Interest to the Acquiror and the Acquiror agrees to accept each Contributor's Interest in exchange for the Consideration and the Contingent Consideration and in accordance with the other terms and conditions set forth herein.

     2.2  Intentionally Omitted.


     2.3 Payment of the Consideration. The consideration shall be paid to the Contributors in the following manner:

     (a) The Acquiror shall receive a credit against the Consideration in an amount equal to the Contributor's closing costs assumed and paid for by the Acquiror pursuant to Section 6.4 hereof.

     (b) The Acquiror shall receive a credit against the Consideration in an amount equal to the outstanding balance (principal, interest, fees and the like), as of the date of Closing, of the existing mortgage loan encumbering the Property as such balance is evidenced by a letter from the lender, which loan the Acquiror shall take subject to or, if requested, assume.

     (c) The Acquiror shall receive a credit against the Consideration in an amount equal to the outstanding balance ( principal, interest, fees and the like), as of the date of Closing, of the Contributor's loan to Shreenathji Enterprises, Ltd. as such balance is evidenced by a letter from the lender, which loan the Acquiror shall assume.

     (d) The Acquiror shall pay the balance of the Consideration, as adjusted by the prorations pursuant to Section 6.5 hereof, in the lawful money of the United States to the Contributors.

     The parties agree that the transfer of the assets to the Acquiror pursuant to this Agreement shall be treated for federal income tax purposes as a contribution of such assets solely in exchange for a partnership interest in Acquiror that qualifies as a tax-free contribution under Section 721 of the Internal revenue Code of 1986, as amended.

     2.4. Intentionally Omitted.


     2.5  Contributors' Distribution of Consideration.   On the Closing Date,
the Consideration shall be distributed among the Contributors, as set forth on Exhibit K attached hereto, in the amount specified on Exhibit K. Pursuant to
Article 2.10 in this Agreement, in the event that Partnership Units are distributed, Contributors on January 1, 2003 shall deliver or cause to be delivered to Acquiror an Investor Questionnaire and Agreement in the form attached hereto as Exhibit F (a "Questionnaire"), completed and executed by each of the Contributors, and Acquiror shall issue certificates reflecting each of the Contributors ownership of the Partnership Units. The certificates evidencing the Partnership Units will bear appropriate legends indicating (i) that the Partnership Units have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and (ii) that the Acquiror's Partnership Agreement restricts the transfer of Partnership Units. The Acquiror shall assume no responsibility for any allocation of the consideration hereof (including Partnership Units pursuant to Article 2.10), to any of the Contributors' partners. Contributors agree to hold Acquiror and its affiliates harmless and to indemnify Acquiror and its affiliates for all costs, claims, damages and expenses, including reasonable attorney's fees, incurred by Acquiror in connection with such allocations. Upon receipt of Partnership Units pursuant to
Article 2.10 in this Agreement, the Acquiror's Partnership Agreement shall be executed by or on behalf of each of the Contributors and the Contributors shall become limited partners of Acquiror and agree to be bound by the Partnership Agreement.

     2.6  Intentionally Omitted.


     2.7  Intentionally Omitted.


     2.8  Redemption.  The Partnership Units distributed pursuant to Article
2.10 may be redeemed upon delivery of a notice ("Redemption Notice") from the Contributors, for common shares ("Common Shares") of beneficial interest in Hersha Hospitality Trust (the "REIT") or for cash, in accordance with the Hersha Hospitality Limited Partnership Agreement, attached hereto as Exhibit M, and incorporated herein.

     2.9  Registration of Common Shares.


          The Contributors acknowledge that the issuance of the Common Shares issuable upon redemption of the Partnership Units shall not have been registered under the applicable provisions of the Securities Act, as of the Closing Date. The REIT shall have the Common Shares issuable upon redemption registered in accordance with the Hersha Hospitality Limited Partnership Agreement attached hereto as Exhibit M and incorporated herein.


     2.10        Consideration Contingency.

     The Contributors shall value the Hotel on December 31, 2002. The value of the Hotel shall be computed by applying a 12% capitalization rate to the audited trailing 12 months net operating income, adjusted for a 3% of revenue management fee and a 4% of revenue furniture, fixture and equipment reserve.

    If the then current value of the Hotel exceeds the consideration paid by Acquiror hereunder, the Acquiror will issue Partnership Units at $6.00 per Partnership Unit equal to the difference between the then current value and the Consideration paid hereunder, and the effective date for distribution of Partnership Units shall be January 1, 2003 and the dividends on such Partnership Units shall accrue from January 1, 2003.

     If the then current value of the Hotel is less than the Consideration paid by the Acquiror hereunder, the Contributors will return to the Acquiror the lawful money of the United States equal to the difference between the then current value of the Hotel and the Consideration paid hereunder.

                                   ARTICLE III
                                   -----------
             CONTRIBUTORS' REPRESENTATIONS, WARRANTIES AND COVENANTS
             -------------------------------------------------------



     To induce the Acquiror to enter into this Agreement and to acquire the Interests, the Contributors hereby make the following representations, warranties and covenants on a joint and several basis , upon each of which the Contributors acknowledge and agree that the Acquiror is entitled to rely and has relied:

     3.1 Organization and Power. The Contributors are limited partnerships duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, a corporation duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania or individuals, and have all requisite powers and all governmental licenses, authorizations, consents and approvals necessary to carry on its business as now conducted, to own, lease and operate its properties, to execute and deliver this Agreement and any document or instrument required to be executed and delivered on behalf of the Contributors hereunder, to perform their obligations under this Agreement and any such other documents or instruments and to consummate the transactions contemplated hereby.

     3.2  Authorization, No Violations and Notices.

     (a) The execution, delivery and performance of this Agreement by the Contributors, and the consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the partners of the Contributors for those Contributors that are partnerships to the extent required by their organizational documents and applicable law. No other proceedings are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed by JSK II, Shreeji, Kunj, Shanti III, Devi, Shah, Desfor, Patel and SEL and is a valid and binding obligation enforceable against them in accordance with its terms.

     (b) Neither the execution, delivery, or performance by the Contributors of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Contributors with any of the provisions hereof, will:

     (i) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, which, with or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge, or encumbrance upon any of the properties or assets of the Partnership, under any of the terms, conditions, or provisions of, its Partnership, or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument, or obligation to which the Partnership is a party, or by which the Partnership may be bound, or to which the Partnership or its properties or assets may be subject; or

     (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule, or regulation applicable to the Partnership or its property or assets that would not be violated by the execution, delivery or performance of this Agreement or the transactions contemplated hereby by the Contributors or compliance by the Contributors with any of the provisions hereof.

     3.3 Litigation with respect to Contributors. There is no action, suit, claim or proceeding pending or, to the Contributors' knowledge, threatened against or affecting the Contributors or their assets in any court, before any arbitrator or before or by any governmental body or other regulatory authority
(i) that would adversely affect the Interests, (ii) that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the transactions contemplated hereby, or (iii) would delay the consummation of any of the transactions contemplated hereby. The Contributors are not subject to any judgment, decree, injunction, rule or order of any court relating to the Contribtuors' participation in the transactions contemplated by this Agreement.

     3.4 Interests. The Interests will be free and clear of all liens and encumbrances on the Closing Date and the Contributors have good, merchantable title thereto and the right to convey same in accordance with the terms of this Agreement. Upon delivery of the Assignment and Assumption Agreements to the Acquiror at Closing, good valid and merchantable title to the Interests, free and clear of all liens and encumbrances, will pass to the Acquiror.

     3.5 Bankruptcy with Respect to Contributors. No Act of Bankruptcy has occurred with respect to the Contributors.

     3.6 Brokerage Commission. The Contributors have not engaged the services of, nor are they or will they or Acquiror become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by the Contributors.


     3.7  The Partnership.


     (a) The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite powers necessary to carry on its business as now conducted, to own, lease and operate its properties.

     (b) Neither the execution, delivery, or performance by the Contributors of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Contributors with any of the provisions hereof, will:


          (i) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge, or encumbrance upon any of the properties or assets of the Partnership, under any of the terms, conditions, or provisions of, their articles of incorporation or bylaws, or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which the Partnership is a party, or by which the Partnership may be bound, or to which the Partnership or its properties or assets may be subject; or


          (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule, or regulation applicable to the Partnership or any of the Partnership's properties or assets.

     (c) Except for the Contributors, no party has any interest in the Partnership or the right or option to acquire any interest in the Partnership or the property or any portion thereof. The Partnership has no subsidiaries and does not directly or indirectly own any securities of or interest in any other entity, including, without limitation, any partnership or joint venture.

     3.8 Liabilities, Debts and Obligations. Except for the Continuing Liabilities, the Partnership has no liability, debt or obligation.

     3.9  Tax Matters with respect to Partnership.

(a) The Partnership has filed all income tax information returns on IRS Form 1065 (including K-1s for each partner) and applicable state and local income tax forms required to be filed with the United States Government and with all states and political subdivisions thereof where any such returns are required to be filed and where the failure to file such return or report would subject the Partnership or its partners to any material liability or penalty. All taxes (other than sale taxes, rental taxes or the equivalent and real property taxes) imposed by the United States, or by any foreign country, or by any state, municipality, subdivision, or instrumentality of the United States or of any foreign country or by any other taxing authority, which are due and payable by the Partnership have been paid in full or adequately provided for by reserves shown in their records and books of account and in the Partnership's financial information. The Partnership has not obtained or received any extension of time (beyond the Closing Date) for the assessment of deficiencies for any years or waived or extended the statute of limitations for the determination or collection of any tax. To the Contributors' knowledge no unassessed tax deficiency is proposed or threatened against the Partnership.

(b) All taxes, rental taxes or the equivalent, and all interest and penalties due thereon, required to be paid or collected by the Partnership in connection with the operation of the Property as of the Closing Date will have been collected and/or paid to the appropriate governmental authorities, as required or such amounts shall be pro-rated as of the Closing Date. The Partnership shall file, all necessary returns and petitions required to be filed through the Closing Date. The Partnership shall prepare and file all federal and state income tax returns for the tax period ending on the Closing Date, which shall reflect the termination for
     tax purposes of the Partnership.   If requested by the Acquiror, the
     Contributors shall cause the Partnership to make an election under Section 754 of the Code for the period ending on the Closing Date.

     3.10 Contracts and Agreements. There is no loan agreement, guarantee, note, bond, indenture and other debt instrument, lease and other contract to which the Partnership is a party or by which its assets are bound other than Permitted Title Encumbrances, the Leases, and the Operating Agreements.

     3.11 No Special Taxes. The Contributors have no actual knowledge of, nor have they received any written notice of, any special taxes or assessments relating to the Partnership or Property or any part thereof or any planned public improvements that may result in a special tax or assessment against the Property.

     3.12 Compliance with Existing Laws. The Partnership possesses all Authorizations, each of which is valid and in full force and effect, and, to Contributors' actual knowledge, no provision, condition or limitation of any of
the Authorizations has been breached or violated.   The Partnership has not
misrepresented or failed to disclose any relevant fact in obtaining all Authorizations, and the Contributors have no actual knowledge of any change in the circumstances under which those Authorizations were obtained that result in their termination, suspension, modification or limitation. The Contributors have no actual knowledge, nor have they received written notice within the past three years, of any existing violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of the Property or any part thereof, or requiring any repairs or alterations other than those that have been made prior to the date hereof.

     3.13 Operating Agreements. The Partnership has performed all of its obligations under each of the Operating Agreements and no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a material default under any of the Operating Agreements. The Partnership shall not enter into any new management agreement, maintenance or repair contract, supply contract, lease in which it is lessee or other agreements with respect to the Property, nor shall the Partnership enter into any agreements modifying the Operating Agreements, unless (a) any such agreement or modification will not bind the Acquiror or the Property after the date of Closing or (b) the Contributors have obtained the Acquiror's prior written consent to such agreement or modification, which consent shall not be unreasonably withheld or delayed.

     3.14 Warranties and Guaranties. The Partnership shall not before Closing, release or modify any warranties or guarantees, if any, of manufacturers, suppliers and installers relating to the Improvements and the Personal Property or any part thereof, except with the prior written consent of the Acquiror, which consent shall not be unreasonably withheld or delayed. A complete list of all such warranties and guaranties in effect as of this date is attached hereto as Exhibit H.


     3.15 Insurance. All of the Partnership's Insurance Policies are valid and in full force and effect, all premiums for such policies were paid when due and all future premiums for such policies (and any replacements thereof) shall be paid by the Partnership on or before the due date therefor. The Partnership shall pay all premiums on, and shall not cancel or voluntarily allow to expire, any of the Partnership's Insurance Policies prior to the Closing Date unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced. The Partnership shall name the Acquiror as an additional insured on each of the Partnership's Insurance Policies.

     3.16 Condemnation Proceedings; Roadways. The Partnership has received no written notice of any condemnation or eminent domain proceeding pending or threatened against the Property or any part thereof. The Contributors have no actual knowledge of any change or proposed change in the route, grade or width of, or otherwise affecting, any street or road adjacent to or serving the Real Property.

     3.17 Litigation with respect to Partnership.  Except as set forth on
Exhibit I there is no action, suit or proceeding pending or known to be threatened against or affecting the Partnership or its property in any court, before any arbitrator or before or by any governmental agency which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other material agreement or instrument to which the Partnership are a party or by which they are bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of the Partnership, (c) could materially and adversely affect the ability of the Partnership perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Property, any part thereof or any interest therein, or (e) could otherwise materially adversely affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

     3.18 Labor Disputes and Agreements. The Partnership currently has no labor disputes pending or, threatened as to the operation or maintenance of the
Property or any part thereof.   The Partnership is not a party to any union or
other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of the Property. The Acquiror will not be obligated to give or pay any amount to any employee of the Partnership, and the Acquiror shall not have any liability under any pension or profit sharing plan that the Partnership may have established with respect to the Property or their or its employees.

     3.19 Financial Information. To the best of the Contributors' knowledge except as otherwise disclosed in writing to the Acquiror prior to the closing, for each of the Partnership's accounting years, when a given year is taken as a whole, all of the Partnership's financial information previously delivered or to be delivered to the Acquiror is and shall be correct and complete in all material respects and presents accurately the results of the operations of the Property for the periods indicated, except such statements do not have footnotes or schedules that may otherwise be required by GAAP. If requested by the Acquiror, Contributors will forward promptly all four-week period ending financial information they receive from the Partnership. Contributors' financial information is prepared based on information provided by the Partnership based on books and records maintained by the Partnership in accordance with the Partnership's accounting system. Partnership financial information provided by the Acquiror has been provided to the Acquiror without any changes or alteration thereto. To the best of Contributors' knowledge, since the date of the last financial statement included in the Partnership's financial information, there has been no material adverse change in the financial condition or in the operations of the Property.

     3.20 Organizational Documents. The Partnership's Organizational Documents are in full force and effect and have not been modified or supplemented, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute a default thereunder.

     3.21 Operation of Property. The Contributors covenant that between the date hereof and the date of Closing they will make good faith efforts to cause the Partnership to (a) operate the Property only in the usual, regular and ordinary manner consistent with the Partnership's prior practice, (b) maintain their books of account and records in the usual, regular and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years, and (c) use all reasonable efforts to preserve intact their present business organization, keep available the services of their present officers and employees and preserve their relationships with suppliers and others having business dealings with them. The Contributors shall make good faith efforts to encourage the Partnership to continue to make good efforts to take guest room reservations and to book functions and meetings and otherwise to promote the business of the Property in generally the same manner as the Partnership did prior to the execution of this Agreement. Except as otherwise permitted hereby, from the date hereof until Closing, the Contributors shall use its good faith efforts to ensure that the Partnership shall not take any action or fail to take action the result of which
(i) would have a material adverse effect on the Property or the Acquiror's ability to continue the operation thereof after the date of Closing in substantially the same manner as presently conducted, (ii) reduce or cause to be reduced any room rents or any other charges over which Contributors have operational control, or (iii) would cause any of the representations and warranties contained in this Article III to be untrue as of Closing.

     3.22 Intentionally Omitted.


     3.23 Bankruptcy with respect to Partnership. No Act of Bankruptcy has occurred with respect to the Partnership.

     3.24 Hazardous Substances. Except for matters in Partnership's or Acquiror's audits, Contributors have no knowledge: (a) of the presence of any "Hazardous Substances" (as defined below) on the Property, or any portion thereof, or, (b) of any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto the Property, or any portion thereof, or (c) of the presence of any PCB transformers serving, or stored on, the Property, or any portion thereof, and Contributors have no actual knowledge of any failure to comply with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances (as used herein, "Hazardous Substances" shall mean any substance or material whose presence, nature, quantity or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials is either: (1) potentially injurious to the public health, safety or welfare, the environment or the Property, (2) regulated, monitored or defined as a hazardous or toxic substance or waste by any Environmental Authority, or (3) a basis for liability of the owner of the Property to any Environmental Authority or third party, and Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products, by-products or components thereof, and asbestos). Notwithstanding anything to the contrary contained herein Contributors shall have no liability to Acquiror for any Hazardous Substances of which Contributors have no actual knowledge.

     3.25 Room Furnishings. All public spaces, lobbies, meeting rooms, and each room in the Hotel available for guest rental is furnished in accordance with
Licensor's standards for the Hotel and room type.

3.26 License. The license from Choice Hotels International (the "Licensor") with respect to the Hotel (the "License") is, and at Closing will be, valid and in full force and effect, and Contributors will make good faith efforts not to be in default with respect thereto (with or without the giving of any required notice and/or lapse of time).

     3.27 Independent Audit. Contributors shall provide access by Acquiror's representatives, to all financial and other information relating to the Property which would be sufficient to enable them to prepare audited financial statements in conformity with Regulation S-X of the Securities and Exchange Commission (the "Commission") and to enable them to prepare report or disclosure statement for filing with the Commission. Contributors shall also provide to Acquiror's representatives a signed representative letter and a hold harmless letter which would be sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Property.

     3.28 Bulk Sale Compliance. Contributors shall indemnify Acquiror against any claim, loss or liability arising under the bulk sales law in connection with the transaction contemplated herein.

     3.29 Intentionally Omitted.


     3.30 Sufficiency of Certain Items.  The Property contains not less than:


          (a) a sufficient amount of furniture, furnishings, color television sets, carpets, drapes, rugs, floor coverings, mattresses, pillows, bedspreads and the like, to furnish each guest room, so that each such guest room is, in fact, fully furnished; and

          (b) a sufficient amount of towels, washcloths and bed linens, so that there are three sets of towels, washcloths and linens for each guest room (one on the beds, one on the shelves, and one in the laundry), together with a sufficient supply of paper goods, soaps, cleaning supplies and other such supplies and materials, as are reasonably adequate for the current operation of the Hotel.

     3.31 Noncompetition. If Contributors develop or acquire other lodging facilities, not owned at the time of the execution of this Agreement, within 15 miles of any facility owned or to be owned by the Acquiror, the Contributors shall give the Acquiror the option to purchase the facility for a period of two years following the opening or acquisition of such facility.

     3.32 Leases. True, complete copies of the Leases, if any, are attached as Exhibit D hereto. The Leases are, and will at Closing be, in full force and effect and Contributors, is not in default and will make good faith efforts not to be in default with respect thereto (with or without the giving of any notice and/or lapse of time). The Leases are, or will be at Closing, freely assignable by Contributors and Contributors will have obtained consents all necessary consents of any third party.

     3.33 Securities Law Matters. Contributors further represent and warrant that they have (i) received, reviewed, been given the opportunity to ask questions of representatives of the Operating Partnership and the REIT regarding, and understand the Acquiror's Partnership Agreement, as amended, and each filing of the REIT under the Securities Act, and (ii) Contributors and the Transferees are "accredited investors" as defined under Regulation D promulgated under the Securities Act.

     3.34 Tax Matters with Respect to Contributors. The Contributors represent and warrant that they (and each of its partners) have obtained from its own counsel advice regarding the tax consequences of (i) the transfer of the Partnership Interest to the Acquiror and the receipt of lawful money of the United States as consideration therefor, and (ii) any other transaction contemplated by this Agreement. The Contributors further represent and warrant that they have not relied on the Acquiror or the Acquiror's representatives or counsel for such advice.

     3.35 Noncontravention. The execution and delivery of, and the performance by the Contributors of their obligations under this Agreement do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, the Contributors' Organizational Documents or any agreement, judgment, injunction, order, decree or other instrument binding upon the Contributors, or result in the creation of any lien or other encumbrance on any asset of the Contributor. There are no outstanding agreements (written or oral) pursuant to which the Contributors (or any predecessor to or representative of the Contributors) have agreed to contribute or have granted an option or right of first refusal to acquire the Property or any part thereof.

     Each of the representations, warranties and covenants contained in this
Article III and its various subparagraphs are intended for the benefit of the Acquiror and may be waived in whole or in part, by the Acquiror, but only by an instrument in writing signed by the Acquiror. Each of said representations, warranties and covenants shall survive the closing of the transaction contemplated hereby for twenty-four (24) months, and no investigation, audit, inspection, review or the like conducted by or on behalf of the Acquiror shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that the Acquiror has the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to the Acquiror to execute this Agreement and to close the transaction contemplated hereby and to pay the Consideration to the Contributors. Acquiror acknowledges and agrees that, except for the representations and warranties expressly set forth herein, Acquiror is acquiring the Property "AS-IS, WHERE-IS" with no representations or warranties by or from Contributors or any of its affiliates, express or implied, or any nature whatsoever.


                                   ARTICLE IV
                                   ----------
              ACQUIROR'S REPRESENTATIONS, WARRANTIES AND COVENANTS
              ----------------------------------------------------



     To induce the Contributors to enter into this Agreement and to sell the Interests, the Acquiror hereby makes the following representations, warranties and covenants with respect to the Property, upon each of which the Acquiror acknowledges and agrees that the Contributors are entitled to rely and have relied:

     4.1 Organization and Power. The Acquiror is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all partnership powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of the Acquiror hereunder.

     4.2 Noncontravention. The execution and delivery of this Agreement and the performance by the Acquiror of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, the Acquiror's partnership agreement or any agreement, judgment, injunction, order, decree or other instrument binding upon the Acquiror or result in the creation of any lien or other encumbrance on any asset of the Acquiror.

     4.3 Litigation. There is no action, suit or proceeding, pending or known to be threatened, against or affecting the Acquiror in any court or before any arbitrator or before any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Acquiror is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of the Acquiror, (c) could materially and adversely affect the ability of the Contributors to perform their obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Property, any part thereof or any interest therein or (e) could adversely affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

     4.4 Bankruptcy. No Act of Bankruptcy has occurred with respect to the Acquiror.

     4.5 No Brokers. The Acquiror has not engaged the services of, nor is it or will it become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transaction described herein.


                                    ARTICLE V
                                    ---------
                       CONDITIONS AND ADDITIONAL COVENANTS
                       -----------------------------------

     The Acquiror's obligations hereunder are subject to the satisfaction of the following conditions precedent and the compliance by the Contributors with the following covenants:

     5.1 Contributors' Deliveries. The Contributors shall have delivered to the Escrow Agent or the Acquiror, as the case may be, on or before the date of Closing, all of the documents and other information required of Contributors pursuant to Section 6.2.


     5.2 Representations, Warranties and Covenants; Obligations of Contributors; Certificate. All of the Contributors' representations and warranties made in this Agreement shall be true and correct as of the date hereof and as of the date of Closing as if then made, there shall have occurred no material adverse change in the financial condition of the Property since the date hereof, the Contributors shall have performed all of its material covenants and other obligations under this Agreement and the Contributors shall have executed and delivered to the Acquiror at Closing a certificate to the foregoing effect.

     5.3 Title Insurance. Good and indefeasible fee simple title to the Real Property shall be insurable as such by the Title Company at or below its regularly scheduled rates subject only to Permitted Title Exceptions as determined in accordance with Section 2.2.


     5.4  Intentionally Omitted.


     5.5 Condition of Improvements. The Improvements and the Tangible Personal Property (including but not limited to the mechanical systems, plumbing, electrical, wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be in the same condition at Closing as they are as of the date hereof, reasonable wear and tear excepted. Prior to Closing, the Contributors shall not have diminished the quality or quantity of maintenance and upkeep services heretofore provided to the Real Property and the Tangible Personal Property and the Contributors shall not have diminished the Inventory.

The Contributors shall not have removed or caused or permitted to be removed any part or portion of the Real Property or the Tangible Personal Property unless the same is replaced, prior to Closing, with similar items of at least equal quality and acceptable to the Acquiror.

     5.6 Utilities. All of the Utilities shall be installed in and operating at the Property, and service shall be available for the removal of garbage and other waste from the Property.

     5.7  Intentionally Omitted.


     5.8 License. From the date hereof to and including the Closing Date, Contributors shall comply with and perform all of the duties and obligations of licensee under the License.

     5.9  Intentionally Omitted.



                                   ARTICLE VI
                                   ----------
                                     CLOSING
                                     -------

     6.1 Closing. Closing shall be held at a location that is mutually acceptable to the parties, on or before October 1, 2000.

     6.2 Contributors' Deliveries. At Closing, the Contributors shall deliver to Acquiror all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged on behalf of the Contributors and shall be dated as of the date of Closing:

               (a) The certificate required by Section 5.2.


               (b) The Assignment and Assumption Agreements.

               (c) Certificate(s)/Registration of Title for any vehicle owned by the Contributors and used in connection with the Property.

               (d) Such agreements, affidavits or other documents as may be required by the Title Company to issue the Owner's Title Policy with affirmative coverage over mechanics' and materialmen's liens.

               (e)  The FIRPTA Certificates.

               (f) True, correct and complete copies of all warranties, if any, of manufacturers, suppliers and installers possessed by the Contributors and relating to the Improvements and the Personal Property, or any part thereof.

               (g) Certified copies of the Contributors' and the Partnership's Organizational Documents.

               (h) Appropriate resolutions of the partners of the Contributors, together with all other necessary approvals and consents of the Contributors, authorizing (A) the execution on behalf of the Contributors of this Agreement and the documents to be executed and delivered by the Contributors prior to, at or otherwise in connection with Closing, and (B) the performance by the Contributors of its obligations hereunder and under such documents.

               (i) Valid, final and unconditional certificate(s) of occupancy for the Real Property and Improvements, issued by the appropriate governmental authority.

               (j) The written consent of the Licensor to the transfer of the license, if applicable, and if so required.

               (k) Such proof as the Acquiror may reasonably require with respect to Contributors' compliance with the bulk sales laws or similar statutes.

               (l) A written instrument executed by the Contributors, conveying and transferring to the Acquiror all of the Contributors' right, title and interest in any telephone numbers and facsimile numbers relating to the Property, and, if the Contributors maintains a post office box, conveying to the Acquiror all of its interest in and to such post office box and the number associated therewith, so as to assure a continuity in operation and communication.

               (m) All current real estate and personal property tax bills in the Contributors' possession or under its control.

               (n) A complete set of all guest registration cards, guest transcripts, guest histories, and all other available guest information.

               (o) An updated schedule of employees, showing salaries and duties with a statement of the length of service of each such employee, brought current to a date not more than 48 hours prior to the Closing.

               (p) A complete list of all advance room reservations, functions and the like, in reasonable detail so as to enable the Acquiror to honor the Contributors' commitments in that regard.

               (q) A list of the Contributors' outstanding accounts receivable as of midnight on the date prior to the Closing, specifying the name of each account and the amount due the Contributors.

               (r)  Intentionally Omitted

               (s)  All keys for the Property.

               (t) All books, records, operating reports, appraisal reports, files and other materials in the Contributors' possession or control which are necessary in the Acquirors discretion to maintain continuity of operation of the Property.

               (u) To the extent permitted under applicable law, documents of transfer necessary to transfer to the Acquiror the Contributors' employment rating for workmens' compensation and state unemployment tax purposes.

               (v) An assignment of all warranties and guarantees from all contractors and subcontractors, manufacturers, and suppliers in effect with respect to the Improvements.

               (w) Complete set of "as-built" drawings for the Improvements.

               (x) Such agreements, affidavits or other documents as may be required by the Title Company in order to issue affirmative mechanics lien coverage in the Owner's Title Policy for the Property.

               (y) a completed version of the Questionnaire from the Contributors and each Transferee.

               (z) Any other document or instrument reasonably requested by the Acquiror or required hereby.

     6.3 Acquiror's Deliveries. At Closing, the Acquiror shall pay or deliver to the Contributors the following:

          (a) The Consideration described in Section 2.3.

          (b) The Assignment and Assumption Agreements.

          (c) The certificates described in Section 2.5 evidencing the Transferees ownership of the Partnership Units and the admission of the Transferees as limited partners in the Acquiror.

          (d) Any other document or instrument reasonably requested by the Contributors or required hereby.

     6.4  Closing Costs.   The Acquiror shall pay all legal fees and expenses.
All filing fees for the recording or other similar taxes due with respect to the transfer of title and all charges for title insurance premiums shall be paid by the Acquiror. The Acquiror shall pay reasonable fees for the preparation of the documents to be delivered by the Contributor hereunder. Contributor shall pay for the releases of any deeds of trust, mortgages and other financing encumbering the Property and for any costs associated with any corrective instruments. The Acquiror shall pay all other costs, including all franchise license transfer fees, in carrying out the transactions contemplated hereunder.

     6.5 Income and Expense Allocations. All income, except any Intangible Personal Property, and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with sound accounting principles consistently applied, shall be allocated between the Contributors and the Acquiror. The Contributors shall be entitled to all income (including all cash box receipts and cash credits for unused expendables), and responsible for all expenses for the period of time up to but not including 12:01 a.m. on the Closing Date, and the Acquiror shall be entitled to all income and responsible for all expenses for the period of time from, after and including the Closing Date. Only adjustments for ground rent, if applicable, and real estate taxes shall be shown on the settlement statements (with such supporting documentation as the parties hereto may require being attached as exhibits to the settlement statements) and shall increase or decrease (as the case may be) the amount payable by the Acquiror. All other such adjustments shall be made by separate agreement between the parties and shall be payable by check or wire directly between the parties. Without limiting the generality of the foregoing, the following items of income and expense shall be allocated as of the Closing Date:

          (a) Current and prepaid rents, including, without limitation, prepaid room receipts, function receipts and other reservation receipts.

          (b) Real estate and personal property taxes.

          (c) Amounts under the Operating Agreements.

          (d) Utility charges (including but not limited to charges for water, sewer and electricity).

          (e) Wages, vacation pay, pension and welfare benefits and other fringe benefits of all persons employed at the Property who the Acquiror elects to employ.

          (f) Value of fuel stored on the Property at the price paid for such fuel by the Contributors, including any taxes.

          (g) All prepaid reservations and contracts for rooms confirmed by Contributors prior to the Closing Date for dates after the Closing Date, all of which Acquiror shall honor.

     The Tray Ledger shall be retained by the Contributors. The Contributors shall be required to pay all sales taxes and similar impositions currently up to the Closing Date.

     Acquiror shall not be obligated to collect any accounts receivable or revenues accrued prior to the Closing Date for Contributors, but if Acquiror collects same, such amounts will be promptly remitted to Contributors in the form received.

     If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills or tax bills), the parties shall allocate such income or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable income or expense. Any income received or expense incurred by the Contributors or the Acquiror with respect to the Property after the date of Closing shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. The Contributors shall pay at Closing all special assessments and taxes applicable to the Property.

     The certificates evidencing the Contributors' ownership of the Partnership Units will be dated as of the Closing Date, and the Contributors will be entitled to any dividends accruing thereon on and after the Closing Date.


                                   ARTICLE VII
                                   -----------
                           CONDEMNATION; RISK OF LOSS
                           --------------------------

     7.1 Condemnation. In the event of any actual or threatened taking, pursuant to the power of eminent domain, of all or any portion of the Real Property, or any proposed sale in lieu thereof, the Contributors shall give written notice thereof to the Acquiror promptly after the Contributors learns or receives notice thereof. If all or any part of the Real Property is, or is to be, so condemned or sold, the Acquiror shall have the right to terminate this Agreement pursuant to Section 8.3. If the Acquiror elects not to terminate this Agreement, all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid or assigned, as applicable, to the Acquiror at Closing.

     7.2 Risk of Loss. The risk of any loss or damage to the Property prior to the Closing shall remain upon the Contributors. If any such loss or damage to more than twenty five percent (25%) of the value of the improvements occurs prior to Closing, the Acquiror shall have the right to terminate this Agreement pursuant to Section 8.3. If the Acquiror elects not to terminate this Agreement, all insurance proceeds and rights to proceeds arising out of such loss or damage shall be paid or assigned, as applicable, to the Acquiror at Closing.


                                  ARTICLE VIII
                                  ------------
   LIABILITY OF ACQUIROR; INDEMNIFICATION BY CONTRIBUTORS; TERMINATION RIGHTS
   --------------------------------------------------------------------------


     8.1 Liability of Acquiror. Except for any obligation expressly assumed or agreed to be assumed by the Acquiror hereunder and in the Assignment and Assumption Agreement, the Acquiror does not assume any obligation of the Contributors or any liability for claims arising out of any occurrence prior to Closing.

     8.2 Indemnification by Contributors. The Contributors hereby indemnifies and holds the Acquiror harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees), subject to Section 9.11 that may at any time be incurred by the Acquiror, whether before or after Closing, as a result of any breach by the Contributors of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by the Contributors pursuant hereto.

     8.3 Termination by Acquiror. If any condition set forth herein cannot or will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle the Acquiror to terminate this Agreement and its obligations hereunder, and the Contributors fails to cure any such matter within ten business days after notice thereof from the Acquiror, the Acquiror, at its option and as its sole remedy, shall elect either (a) to terminate this Agreement and all other rights and obligations of the Contributors and the Acquiror hereunder shall terminate immediately, or (b) to waive its right to terminate and, instead, to proceed to Closing.

     8.4 Termination by Contributors. If, prior to Closing, the Acquiror defaults in performing any of its obligations under this Agreement (including its obligation to purchase the Property), and the Acquiror fails to cure any such default within ten business days after notice thereof from the Contributors, then the Contributors' sole remedy for such default shall be to terminate this Agreement.


                                   ARTICLE IX
                                   ----------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     9.1 Completeness; Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

     9.2 Assignments. The Acquiror may assign its rights hereunder to any affiliate of Acquiror without the consent of the Contributors. No such assignment shall relieve the Acquiror of any of its obligations and liabilities hereunder.

     9.3 Successors and Assigns. The benefits and burdens of this Agreement shall inure to the benefit of and bind the Acquiror and the Contributors and their respective party hereto.

     9.4 Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

     9.5 Governing Law. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

     9.6 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

     9.7 Severability. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     9.8 Costs. Regardless of whether Closing occurs hereunder, and except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including without limitation fees of attorneys, engineers and accountants.

     9.9 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

If to the Contributors:    Kiran P. Patel
                           Hersha Enterprises, Ltd.
                           148 Sheraton Drive, Box A
                           New Cumberland, PA 17070
                           Phone:(717) 770-2405
                           Fax:(717)  774-7383

With a copy to:            Lok Mohapatra, Esquire
                           The Shah Law Firm
                           The Lafayette Building
                           437 Chestnut Street, Suite 615
                           Philadelphia. PA 19106
                           Phone:(215) 238-1045
                           Fax:(215) 238-0157

If to the Acquiror:        Hasu P. Shah
                           Hersha Hospitality Trust
                           148 Sheraton Drive, Box A
                           New Cumberland, PA 17070
                           Phone:(717) 770-2405
                           Fax:(717)  774-7383

With a copy to:            Lok Mohapatra, Esquire
                           The Shah Law Firm
                           The Lafayette Building
                           437 Chestnut Street, Suite 615
                           Philadelphia, PA 19106
                           Phone: (215) 238-1045
                           Fax: (215) 238-0157

Or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and the Escrow Agent in a manner described in this Section.

     9.10 Incorporation by Reference. All of the exhibits attached hereto are by this reference incorporated herein and made a part hereof.

     9.11 Survival. All of the representations, warranties, covenants and agreements of the Contributors and the Acquiror made in, or pursuant to, this Agreement, including the confidentiality provision of Article 9.15 of this Agreement, shall survive for a period of twenty-four (24) months following Closing and shall not merge into any document or instrument executed and delivered in connection herewith.

     9.12 Further Assurances. The Contributors and the Acquiror each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

     9.13 No Partnership. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of Contributors and Acquiror specifically established hereby.

     9.14 Time of Essence. Time is of the essence with respect to every provision hereof.

     9.15 Confidentiality. Except as hereinafter provided, from and after the execution of this Agreement, the Acquiror and the Contributors shall keep the terms, conditions and provisions of this Agreement confidential and neither shall make any public announcements hereof unless the other first approves of same in writing, nor shall either disclose the terms, conditions and provisions hereof, except to persons who "need to know", such as their respective attorneys, accountants, engineers, surveyors, financiers and bankers. Notwithstanding the foregoing, it is acknowledged that the general partner of the Acquiror has elected to be a real estate investment trust ("REIT") and that the REIT has sold shares and may seek to sell additional shares to the general public and that in connection therewith, the Acquiror will have the absolute and unbridled right to market such securities and prepare and file all necessary or reasonably required registration statements, disclosure statements, and other papers, documents and instruments necessary or reasonably required in the Acquiror's judgment and that of its attorneys and underwriters with respect to the REIT's shares with the U.S. Securities and Exchange Commission and/or similar state authorities and to cause same to become effective and to disclose therein and thus to its underwriters, to the U.S. Securities and Exchange Commission and/or to similar state authorities and to the public all of the terms, conditions and provisions of this Agreement.

     IN WITNESS WHEREOF, the Contributors and the Acquiror have caused this Agreement to be executed in their names by their respective duly-authorized representatives.

                         CONTRIBUTORS:

                         JSK II ASSOCIATES, a Pennsylvania limited partnership

                         By: /s/ Jay H. Shah
                             _______________________
                             Jay H. Shah, General Partner


                         SHREEJI ASSOCIATES, a Pennsylvania limited partnership

                         By: /s/ Rajendra O. Gandhi
                             ______________________________
                             Rajendra O. Gandhi, General Partner

                         KUNJ ASSOCIATES a Pennsylvania limited partnership

                         By: /s/ Kiran P. Patel
                             ______________________________
                             Kiran P. Patel, General Partner

                         SHANTI III ASSOCIATES a Pennsylvania limited partnership

                         By: /s/ K. D. Patel
                             ________________________
                             K. D. Patel, General Partner

                         DEVI ASSOCIATES a Pennsylvania limited partnership

                         By: /s/ Bharat C. Mehta
                             ___________________________
                             Bharat C. Mehta, General Partner


                         NEIL H. SHAH, individually

                         By: /s/ Neil H. Shah
                             ______________________
                             Neil H. Shah


                         DAVID L. DESFOR, individually

                         By: /s/ David L. Desfor
                             _______________________
                             David L. Desfor

                         KISHOR R. PATEL, individually


                         By: /s/ Kishor R. Patel
                             ______________________
                             Kishor R. Patel


                         SHREENATHJI ENETERPRISES, LTD., a Pennsylvania corporation

                         By: /s/ Kiran P. Patel
                             ___________________________
                             Kiran P. Patel, Secretary



                         ACQUIROR:


                         HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership

                         By: HERSHA HOSPITALITY TRUST, a Maryland business trust, its sole general partner


                              By: /s/ Hasu P. Shah
                                  ____________________________
                                      Hasu P. Shah, President

                                 LEASE AGREEMENT

                           DATED AS OF OCTOBER 1, 2000

                                     BETWEEN

                                 1944 ASSOCIATES

                                    AS LESSOR

                                       AND

                       HERSHA HOSPITALITY MANAGEMENT, L.P.

                                    AS LESSEE

                             IN CONNECTION WITH THE

                       SLEEP INN, CORAOPOLIS, PENNSYLVANIA

                                TABLE OF CONTENTS
                                -----------------

ARTICLE 1......................................................................1
         1.1. Leased Property..................................................2
         1.2. Term.............................................................2
         1.3. Initial Transition...............................................3
ARTICLE 2......................................................................3
         2.1. Definitions......................................................3
ARTICLE 3.....................................................................12
         3.1. Rent............................................................12
         3.2. Confirmation of Percentage Rent.................................14
         3.3. Additional Charges..............................................14
         3.4. No Set Off......................................................15
         3.5. Books and Records...............................................15
         3.6. Changes in Operations...........................................15
ARTICLE 4.....................................................................15
         4.1. Payment of Impositions..........................................15
         4.2. Notice of Impositions...........................................17
         4.3. Adjustment of Impositions.......................................17
         4.4. Utility Charges.................................................17
ARTICLE 5.....................................................................17
         5.1. No Termination, Abatement, etc..................................17
ARTICLE 6.....................................................................18
         6.1. Ownership of the Leased Property................................18
         6.2. Lessee's Personal Property......................................18
         6.3. Lessor's Lien...................................................18
ARTICLE 7.....................................................................19
         7.1. Condition of the Leased Property................................19
         7.2. Use of the Leased Property......................................19
ARTICLE 8.....................................................................21
         8.1. Compliance with Legal and Insurance Requirements,   etc.........21
         8.2. Legal Requirement Covenants.....................................21
         8.3. Environmental Covenants.........................................22
ARTICLE 9.....................................................................24
         9.1. Maintenance and Repair; Capital Expenditures....................24
         9.2. Encroachments, Restrictions, Etc................................25
ARTICLE 10....................................................................26
         10.1. Alterations....................................................26
         10.2. Salvage........................................................26
         10.3. Lessor Alterations.............................................26
ARTICLE 11....................................................................26
         11.1. Liens..........................................................26
ARTICLE 12....................................................................27
         12.1. Permitted Contests.............................................27
ARTICLE 13....................................................................28
         13.1. General Insurance Requirements.................................28

         13.2. Replacement Cost...............................................30
         13.3. (Intentionally omitted)........................................30
         13.4. Waiver of Subrogation..........................................30
         13.5. Form Satisfactory, etc.........................................30
         13.6. Increase in Limits.............................................30
         13.7. Blanket Policy.................................................31
         13.8. Separate Insurance.............................................31
         13.9. Reports On Insurance Claims....................................31
ARTICLE 14....................................................................31
         14.1. Insurance Proceeds.............................................31
         14.2. Reconstruction in the Event of Damage or Destruction Covered
                 by Insurance.................................................32
         14.3. Reconstruction in the Event of Damage or Destruction
                 Not Covered by Insurance or When Holder Will Not Release
                 Insurance Proceeds...........................................32
         14.4.Lessee's Property and Business Interruption Insurance...........33
         14.5.Abatement of Rent...............................................33
ARTICLE 15....................................................................33
         15.1. Definition.....................................................33
         15.2. Parties' Rights and Obligations................................34
         15.3. Total Taking...................................................34
         15.4. Allocation of Award............................................34
         15.5. Partial Taking.................................................34
         15.6. Temporary Taking...............................................35
ARTICLE 16....................................................................35
         16.1. Events of Default..............................................35
         16.2. Remedies.......................................................37
         16.3. Waiver.........................................................38
         16.4. Application of Funds...........................................38
ARTICLE 17....................................................................38
         17.1. Lessor's Right to Cure Lessee's Default........................38
ARTICLE 18....................................................................39
         18.1. Personal Property Limitation...................................39
         18.2. Sublease Rent Limitation.......................................39
         18.3. Sublease Lessee Limitation.....................................40
         18.4. Lessee Ownership Limitation....................................40
         18.5. Director, Officer and Employee Limitation......................40
ARTICLE 19....................................................................40
         19.1. Holding Over...................................................40
ARTICLE 20....................................................................41
         20.1. Indemnification................................................41
ARTICLE 21....................................................................42
         21.1. Subletting and Assignment......................................42
         21.2. Attornment.....................................................42
         21.3. Management Agreement...........................................42
ARTICLE 22....................................................................43
         22.1. Officer's Certificates; Financial Statements; Lessor's
                 Estoppel Certificates and Covenants..........................43

ARTICLE 23....................................................................45
         23.1. Regular Meetings; Lessor's Right to Inspect....................45
ARTICLE 24....................................................................45
         24.1. No Waiver......................................................45
ARTICLE 25....................................................................46
         25.1. Remedies Cumulative............................................46
ARTICLE 26....................................................................46
         26.1. Acceptance of Surrender........................................46
ARTICLE 27....................................................................46
         27.1. No Merger of Title.............................................46
ARTICLE 28....................................................................46
         28.1. Conveyance by Lessor...........................................46
         28.2. Lessor May Grant Liens.........................................47
ARTICLE 29....................................................................49
         29.1. Quiet Enjoyment................................................49
ARTICLE 30....................................................................49
         30.1. Notices........................................................49
ARTICLE 31....................................................................49
         31.1. Appraisers.....................................................49
ARTICLE 32....................................................................50
         32.1. Lessee's Right to Cure.........................................50
ARTICLE 33....................................................................51
         33.1. Miscellaneous..................................................51
         33.2. Transition Procedures..........................................51
         33.3. Waiver of Presentment, etc.....................................52
         33.4. Standard of Discretion.........................................53
         33.5. Action for Damages.............................................53
         33.6. Lease Assumption in Bankruptcy Proceeding......................53
         33.7. Intra-Family Transfers.........................................53
ARTICLE 34....................................................................53
         34.1. Memorandum of Lease............................................53
ARTICLE 35....................................................................54
ARTICLE 36....................................................................54
         36.1. Lessor's Option to Terminate Lease.............................54
ARTICLE 37....................................................................55
         37.1. Compliance with Franchise Agreement............................55
ARTICLE 38....................................................................56
         38.1. Capital Expenditures...........................................56
ARTICLE 39....................................................................56
         39.1. Lessor's Default...............................................56
ARTICLE 40....................................................................57
         40.1. Arbitration....................................................57
         40.2. Alternative Arbitration........................................57
         40.3. Arbitration Procedures.........................................58

                                LIST OF EXHIBITS
                                ----------------

     Exhibit A   -   Property Description

     Exhibit B   -   Other Properties

     Exhibit C   -   Percentage Rent Provisions

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT (hereinafter called "Lease"), made as of the ___ day of ___________, 2000, by and between 1944 ASSOCIATES, a Pennsylvania limited partnership (hereinafter called "Lessor"), and HERSHA HOSPITALITY MANAGEMENT, L.P., a Pennsylvania limited partnership (hereinafter called "Lessee"), provides as follows.

                              W I T N E S S E T H:
                              --------------------

     Contemporaneously with the execution hereof, Lessor acquired (i) the Leased Property (as hereinafter defined) and certain Other Properties, and (ii) Lessor is entering with Lessee into the Other Leases; and

     Lessor and Lessee now wish to enter into this Lease.

     NOW, THEREFORE, Lessor, in consideration of the payment of rent by Lessee to Lessor, the covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Lessee, and Lessee does hereby rent and lease from Lessor, the Leased Property.

                                    ARTICLE 1
                                   ----------


     1.1.  Leased Property.

          The leased property (the "Leased Property") is comprised of Lessor's interest in the following:

          (a) the land described in Exhibit "A" attached hereto and by reference incorporated herein (the "Land");

          (b) all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Leased Improvements");

          (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements;

          (d) all equipment, machinery, fixtures, and other items of property required for or incidental to the use of the Leased Improvements as a hotel, including all components thereof, now and hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures");

          (e) all furniture and furnishings and all other items of personal property (excluding Inventory and personal property owned by Lessee) located on, and used in connection with, the operation of the Leased Improvements as a hotel, together with all replacements, modifications, alterations and additions thereto; and

          (f) all existing leases of the Leased Property (including any security deposits or collateral held by Lessor pursuant thereto).

THE LEASED PROPERTY IS DEMISED IN ITS PRESENT CONDITION WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED) BY LESSOR AND SUBJECT TO THE RIGHTS OF PARTIES IN POSSESSION, AND TO THE EXISTING STATE OF TITLE INCLUDING ALL COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND OTHER MATTERS OF RECORD INCLUDING ALL APPLICABLE LEGAL REQUIREMENTS, THE LIEN OF FINANCING INSTRUMENTS, MORTGAGES, DEEDS OF TRUST AND SECURITY DEEDS, AND INCLUDING OTHER MATTERS WHICH WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF.

  1.2.  Term.

          (a) The term of the Lease (the "Term") shall commence on the date hereof (the "Commencement Date") and shall end on the fifth anniversary of the last day of the month in which the Commencement Date occurs, unless sooner terminated in accordance with the provisions hereof. Lessor and Lessee acknowledge that the Commencement Date is the date of Lessor's acquisition of the Leased Property.

          (b) Lessee may elect to extend this Lease and all of the Other Leases for an additional five-year term and, at the end of the first extended term, may elect to extend this Lease for an additional five-year term (each such extension, a "Renewal Term") by providing written Notice (a "Renewal Notice") to Lessor no sooner than 30 months and no later than 6 months prior to the end of the Term or Renewal Term, as applicable. A Renewal Notice, if given, shall be irrevocable, but it shall not preclude Lessor from exercising any of its rights to terminate this Lease in accordance with the provisions hereof. Lessee acknowledges that Lessor will rely on any Renewal Notice received from Lessee and not pursue opportunities to select another lessee for the Facility and will be materially damaged if Lessee fails subsequently to act as lessee for the Renewal Term for any reason other than Lessor's termination of the Lease in
accordance herewith.   No Renewal Notice may be given or shall be effective if
an Event of Default shall have occurred and, if curable hereunder, shall not have been cured. The terms of the Lease during a Renewal Term shall be the same as the terms hereof.

  1.3.  Initial Transition.

  Simultaneously with the execution of this Lease, Lessee shall acquire for fair market value from the contributor of the Leased Property to Lessor all deposits, prepaid revenue and similar accounts, and Inventory existing at or with respect to the Leased Property as of the Commencement Date.

                                    ARTICLE 2
                                    ---------


  2.1.  Definitions.

  For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Lease have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, (c) all references in this Lease to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

     Additional Charge(s):  As defined in Section 3.3.

     Affiliate: The term "Affiliate" of a Person shall mean (a) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any other Person that owns, beneficially, directly or indirectly, ten percent or more of the outstanding capital stock, shares or equity interests of such Person, or (c) any officer, director, employee, partner, manager, member or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests, by contract or otherwise.

     Award:  As defined in Section 15.1(c).

     Base Rate: The prime rate (or base rate) reported in the Money Rates column or comparable section of The Wall Street Journal, Eastern Edition, as the rate then in effect for corporate loans at large U.S. money center commercial banks, whether or not such rate has actually been charged by any such bank. If no such rate is reported in The Wall Street Journal, Eastern Edition or if such rate is discontinued, then Base Rate shall mean such other successor or comparable rate as Lessor may reasonably designate.

     Base Rent:  As defined in Article 3.

     Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the Township of Hershey, Pennsylvania, or in the municipality wherein the Leased Property is located are closed.

     Capital Expenditures: Amounts advanced to pay the costs of Capital Improvements.

     Capital Expenditures Allowance:  As defined in Article 38.

     Capital Impositions: Taxes, assessments or similar charges imposed upon or levied against the Leased Property for the costs of public improvements, including, without limitation, roads, sidewalks, public lighting fixtures, utility lines, storm sewers drainage facilities, and similar improvements.

     Capital Improvements: Improvements to the Leased Property and replacement or refurbishing of Fixtures and of Furniture and Equipment, all as designated as capital improvements by and determined in accordance with GAAP.

     CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     Change of Control: (i) The issuance or sale by the Lessee or the sale by any partner of the Lessee of a Controlling interest in Lessee; (ii) the sale, conveyance or other transfer of all or substantially all of the assets of the Lessee (whether by operation of law or otherwise); (iii) any transaction, or series of transactions, pursuant to which the Lessee is merged with or consolidated into another entity and either (A) the Lessee is not the surviving entity or (B) the Lessee is the surviving entity but the previous partners of the Lessee do not maintain a Controlling interest in the Lessee.

     Code:  The Internal Revenue Code of 1986, as amended.

     Commencement Date:  As defined in Section 1.2.

     Company: Hersha Hospitality Trust, a Maryland real estate investment trust.

     Condemnation, Condemnor:  As defined in Section 15.1.

     Consolidated Financials: For any fiscal year or other accounting period for (i) Lessee and (ii) Lessee and Lessee's Affiliates, if any, that lease hotel properties from Lessor or its Affiliates, a balance sheet and statements of operations, partners' capital and cash flow (or, in the case of a corporation, statements of operations, retained earnings and cash flow) for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes to any such yearly statement, all in such detail as may be required by the SEC with respect to filings made by the Company or Lessor, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP and audited annually (and quarterly if required by the SEC) by a firm of independent certified public accountants selected by Lessor. Consolidated Financials shall be prepared on the basis of a fiscal year ending on December 31.

     Control: As applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership or voting securities, by contract or otherwise. The terms "Controlling" and "Controlled by" shall have correlative meanings.

     Date of Taking:  As defined in Section 15.1(b).

     Emergency Expenditures: Expenditures required to take necessary or appropriate actions to respond to Emergency Situations.

     Emergency Situations: Fire, any other casualty, or any other events, circumstances or conditions which threaten the safety or physical well-being of the Facility's guests or employees or which involve the risk of material property damage or material loss to the Facility.

     Environmental Authority: Any department, agency or other body or component of any Government that exercises any form of jurisdiction or authority under any Environmental Law.

     Environmental Authorization: Any license, permit, order, approval, consent, notice, registration, filing or other form of permission or authorization required under any Environmental Law.

     Environmental Laws: All applicable federal, state, local and foreign laws and regulations relating to pollution of the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include but are not limited to CERCLA, FIFRA, RCRA, SARA and TSCA.

     Environmental Liabilities: Any and all actual or potential obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand or request from an Environmental Authority, the amount of any civil penalty or criminal fine, and any court costs and reasonable amounts for attorney's fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, any Predecessor, the Leased Property or any property used therein and arising out of:

          (a) the failure to comply at any time with all Environmental Laws applicable to the Leased Property;

          (b) the presence of any Hazardous Materials on, in, under, at or in any way affecting the Leased Property;

          (c) a Release or threatened Release of any Hazardous Materials on, in, at, under or in any way affecting the Leased Property;

          (d) the identification of Lessee, Lessor or any Predecessor as a potentially responsible party under CERCLA or under any other Environmental Law;

          (e) the presence at any time of any above-ground and/or underground storage tanks, as defined in RCRA or in any applicable Environmental Law on, in, at or under the Leased Property or any adjacent site or facility; or

          (f) any and all claims for injury or damage to persons or property arising out of exposure to Hazardous Materials originating or located at the Leased Property, or resulting from operation thereof or any adjoining property.

     Event of Default:  As defined in Section 16.1.

     Facility: The hotel and/or other facility offering lodging and other services or amenities being operated or proposed to be operated on the Leased Property.

     FIFRA: The Federal Insecticide, Fungicide, and Rodenticide Act, as amended.

     First Annual Room Revenues Break Point: The amount of Room Revenues for the applicable Lease Year corresponding to such term as set forth on Exhibit C.


     First Tier Room Revenue Percentage: The percentage corresponding to such term as set forth on Exhibit C.

     Fixtures:  As defined in Section 1.1.

     Franchise Agreement: The franchise agreement or license agreement with Choice Hotels International or any other franchisor under which the Facility is operated.

     Furniture and Equipment: The terms "furniture and equipment" shall mean collectively all furniture, furnishings, wall coverings, Fixtures and hotel equipment and systems located at, or used in connection with, the Facility, together with all replacements therefor and additions thereto, including, without limitation, (i) all equipment and systems required for the operation of kitchens, bars and restaurants, and laundry and dry cleaning facilities, (ii) office equipment (excluding any office equipment used by the Lessee for its own operations, rather than hotel operations), (iii) dining room wagons, materials handling equipment, and cleaning and engineering equipment, (iv) telephone and computerized accounting systems, and (v) vehicles (excluding any vehicles used by the Lessee for its own operations, rather than hotel operations).

     GAAP: Generally accepted accounting principles as are at the time applicable and otherwise consistently applied.

     Government: The United States of America, any city, county, state, district or territory thereof, any foreign nation, any city, county, state, district, department, territory or other political division thereof, or any political subdivision of any of the foregoing.

     Gross Revenues:  The sum of Room Revenues and Other Revenues.

     Hazardous Materials: All chemicals, pollutants, contaminants, wastes and toxic substances, including without limitation:

          (a) Solid or hazardous waste, as defined in RCRA or in any Environmental Law;

          (b) Hazardous substances, as defined in CERCLA or in any Environmental Law;

          (c) Toxic substances, as defined in TSCA or in any Environmental Law;

          (d) Insecticides, fungicides, or rodenticides, as defined in FIFRA or in any Environmental Law;

          (e) Gasoline or any other petroleum product or byproduct, polychlorinated biphenols, asbestos and urea formaldehyde;

          (f) Asbestos or asbestos containing materials;

          (g) Urea Formaldehyde foam insulation; and

          (h)  Radon gas.

     Holder: Any holder of a Mortgage, any purchaser of the Leased Property or any portion thereof at a foreclosure sale or any sale in lieu thereof, or any designee of any of the foregoing.

     Impositions: Collectively, all taxes (including, without limitation, all ad valorem, sales and use, occupancy, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or Lessor or Lessee's business conducted upon the Leased Property), assessments (including, without limitation, all private property association assessments and all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the Term hereof may be assessed or imposed on or with respect to or be a lien upon (a) Lessor's interest in the Leased Property, (b) the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property, or the leasing or use of the Leased Property or any part thereof by Lessee. Nothing contained in this definition of Impositions shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other person, or (2) any net or gross revenue tax of Lessor or any other person, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof.

     Indemnified Party: Either of a Lessee Indemnified Party or a Lessor Indemnified Party.

     Indemnifying Party: Any party obligated to indemnify an Indemnified Party pursuant to any provision of this Lease.

     Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

     Inventory: All "Inventories of Merchandise" and "Inventories of Supplies" as defined in the Uniform System, including, but not limited to, linens, china, silver, glassware and other non-depreciable personal property, and any property of the type described in Section 1221(1) of the Code.

     Land:  As defined in Article 1.

     Lease:  This Lease.

     Lease Year: Any 12-month period from January 1 through December 31 during the Term, or any shorter period at the beginning or the end of the Term.

     Leased Improvements: As defined in Article 1.

     Leased Property: As defined in Section 1.1.

     Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the maintenance, construction, use, operation or alteration thereof (whether by Lessee or otherwise), whether or not hereafter enacted and in force, including (a) all laws, rules or regulations pertaining to the environment, occupational health and safety and public health, safety or welfare, and (b) any laws, rules or regulations that may (1) require repairs, modifications or alterations in or to the Leased Property or (2) in any way adversely affect the use and enjoyment thereof; and all permits, licenses and authorizations necessary or appropriate to operate the Leased Property for its Primary Intended Use and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances hereafter created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

     Lessee: The Lessee designated on this Lease and its permitted successors and assigns.

     Lessee Indemnified Party: Lessee, any Affiliate of Lessee, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest in Lessee, the officers, directors, stockholders, partners, members, employees, agents and representatives of any of the foregoing Persons and any corporate stockholder, agent, or representative of any of the foregoing Persons, and the respective heirs, personal representatives, successors and assigns of any such officer, director, partner, member, stockholder, employee, agent or representative.

     Lessee's Personal Property:  As defined in Section 6.2.

     Lessor: The Lessor designated on this Lease and its respective successors and assigns.

     Lessor Indemnified Party: Lessor, any Affiliate of Lessor, including the Company, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest in Lessor, the officers, trustees, directors, stockholders, partners, members, employees, agents and representatives of any of the foregoing Persons and of any stockholder, partner, member, agent, or representative of any of the foregoing Persons, and the respective heirs, personal representatives, successors and assigns of any such officer, trustee, director, partner, member, stockholder, employee, agent or representative.

     Lessor's Audit: An audit by Lessor's independent certified public accountants of the operation of the Leased Property during any Lease Year, which audit may, at Lessor's election, be either a complete audit of the Leased Property's operations or an audit of Room Revenues realized from the operation of the Leased Property during such Lease Year.

     Management Agreement:  As defined in Section 21.3.

     Manager:  As defined in Section 21.3.

     Mortgage:  As defined in Section 28.2.

     Notice:  A notice given pursuant to Article 30.

     Officer's Certificate: A certificate of Lessee reasonably acceptable to Lessor, signed by the chief financial officer or another officer duly authorized so to sign by Lessee or a general partner of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any such officer.

     Other Leases:  The leases of the Other Properties.

     Other Properties:  The properties described on Exhibit B attached hereto.

     Other Revenues: All revenues, receipts and income of any kind derived directly or indirectly from or in connection with the Facility other than Room Revenues.

     Other Revenue Percentage: The percentage corresponding to such term as set forth on Exhibit C.

     Overdue Rate: On any date, a rate equal to the Base Rate plus 5% per annum, but in no event greater than the maximum rate then permitted under applicable law.

     Payment Date:  Any due date for the payment of any installment of Rent.

     Percentage Rent:  As defined in Article 3.

     Person: The term "Person" means and includes individuals, corporations, general and limited partnerships, limited liability companies, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and any Government and agencies and political subdivisions thereof.

     Personal Property Taxes: All personal property taxes imposed on the furniture, furnishings or other items of personal property located on, and used in connection with, the operation of the Leased Improvements as a hotel (other than Inventory and other personal property owned by the Lessee), together with all replacements, modifications, alterations and additions thereto.

     Predecessor: Any Person whose liabilities arising under any Environmental Law have or may have been retained or assumed by Lessor or Lessee pursuant to the provisions of this Lease.

     Primary Intended Use:  As defined in Section 7.2(b).

     Proceeding: Any judicial action, suit or proceeding (whether civil or criminal), any administrative proceeding (whether formal or informal), any investigation by a governmental authority or entity (including a grand jury), and any arbitration, mediation or other non-judicial process for dispute resolution.

     RCRA:  The Resource Conservation and Recovery Act, as amended.

     Real Estate Taxes: All real estate taxes, including general and special assessments, if any, which are imposed upon the Land and any improvements thereon.

     Release: A "Release" as defined in CERCLA or in any Environmental Law, unless such Release has been properly authorized and permitted in writing by all applicable Environmental Authorities or is allowed by such Environmental Law without authorizations or permits.

     Rent:  Collectively, the Base Rent or Percentage Rent, and Additional
Charges.

     Room Revenues: Gross revenue from the rental of guest rooms, whether to individuals, groups or transients, at the Facility, determined in a manner consistent with the Uniform System and excluding the following:

          (a) The amount of all credits, bad debt write-off rebates or refunds to customers, guests or patrons; and

          (b) All sales taxes or any other taxes imposed on the rental of such guest rooms; and

          (c) any fees collected for amenities including, but not limited to, telephone, laundry, movies or concessions.

     SARA: The Superfund Amendments and Reauthorization Act of 1986, as amended.

     SEC:  The U.S. Securities and Exchange Commission or any successor agency.

     Second Annual Room Revenues Break Point: The amount of Room Revenues for the applicable Lease Year corresponding to such term as set forth on Exhibit C.


     Second Tier Room Revenue Percentage: The percentage corresponding to such term as set forth on Exhibit C.

     State: The State or Commonwealth of the United States in which the Leased Property is located.

     Subsidiaries: Corporations or other entities in which Lessee owns, directly or indirectly, 50% or more of the voting rights or control, as applicable (individually, a "Subsidiary").

     Taking: A permanent or temporary taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

     Term:  As defined in Section 1.2.

     Termination Fee:  As defined in Section 36.1(c).

     Third Tier Room Revenue Percentage: The percentage corresponding to such term as set forth on Exhibit C.

     TSCA:  The Toxic Substances Control Act, as amended.

     Unavoidable Delay: Delay due to strikes, lock-outs, labor unrest, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty, condemnation or other similar causes beyond the reasonable control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the reasonable control of either party hereto unless such lack of funds is caused by the breach of the other party's obligation to perform any obligations of such other party under this Lease.

     Uneconomic for its Primary Intended Use: A state or condition of the Facility such that in the reasonable judgment of Lessor the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, such that Lessor intends to, and shall, cease operation of the Facility.

     Uniform System: Shall mean the Uniform System of Accounts for Hotels (9th Revised Edition, 1996) as published by the Hotel Association of New York City, Inc., as the same may hereafter be revised, and as the same is interpreted and applied by the Lessor's independent certified public accountants in connection with any audit.

     Unsuitable for its Primary Intended Use: A state or condition of the Facility such that in the reasonable judgment of Lessor the Facility (i) cannot function as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel comparable in quality and function to that of the Facility prior to the damage or loss and, (ii) notwithstanding the application of insurance proceeds that may occur under Section 14.1, will remain unsuitable for its Primary Intended Use for a period of 90 days or more.


                                    ARTICLE 3
                                    ---------


  3.1.  Rent.

     Lessee will pay to Lessor, by wire transfer, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, at Lessor's address set forth in Article 30 hereof or at such other place or to such other Person as Lessor from time to time may designate in a Notice, all Initial Fixed Rent, Base Rent, Percentage Rent and Additional Charges, during the Term, as follows:

          (a) The Rent payable from the Commencement Date until the calendar quarter ending December 31, 2001 shall equal the annual amount of Initial Fixed Rent set forth on Exhibit C and shall be payable quarterly in arrears on or before the first business day of the subsequent calendar quarter; provided, however, that Initial Fixed Rent shall be prorated as to any Lease Year which is less than four calendar quarters and as to any partial calendar quarter;

          (b) The Rent payable in each calendar quarter from January 1, 2002 until the end of the Lease Term shall equal the greater of :

                (i) the annual amount of Base Rent set forth on Exhibit C, which shall be payable quarterly in arrears on or before the first business day of the subsequent calendar quarter; provided, however, that Base Rent shall be prorated as to any Lease Year which is less than four calendar quarters and as to any partial calendar quarter; plus

               (ii) an amount of percentage rent ("Percentage Rent"), calculated for each calendar quarter, equal to the Period Revenues Computation through the end of such calendar quarter for the applicable Lease Year, which amount shall be payable on or before the fifteenth (15th) day of the following calendar quarter.

    The Period Revenues Computation shall be an amount equal to the sum of, for the applicable Lease Year, (i) an amount equal to the First Tier Room Revenue Percentage of all Lease Year to date Room Revenues up to (but not exceeding) the First Annual Room Revenues Break Point, (ii) an amount equal to the Second Tier Room Revenue Percentage of all Lease Year to date Room Revenues in excess of the First Annual Room Revenues Break Point but not exceeding the Second Annual Room Revenues Break Point, (iii) an amount equal to the Third Tier Room Revenue Percentage of all Lease Year to date Room Revenues in excess of the Second Annual Room Revenues Break Point, and (iv) an amount equal to the Other Revenue Percentage of all Lease Year to date Other Revenues.

    The Initial Fixed Rent and the Base Rent shall accrue pro rata during each calendar quarter of a Lease Year. However, the amount of Initial Fixed Rent or Base Rent payable for the first three calendar quarters of a Lease Year shall equal the annual amount of Initial Fixed Rent or Base Rent multiplied by a fraction, the numerator of which is the amount of the Lessee's budgeted Gross Revenues for such calendar quarter and the denominator of which is the amount of the Lessee's budgeted Gross Revenues for such Lease Year. The amount of Initial Fixed Rent or Base Rent payable for the fourth calendar quarter of such Lease Year shall equal the annual amount of Initial Fixed Rent or Base Rent, less the aggregate amount of Initial Fixed Rent or Base Rent payments made by the Lessee for the first three calendar quarters of such Lease Year. There shall be no reduction in Base Rent regardless of the result of the Period Revenues Computation.

    If the Term begins or ends in the middle of a calendar year, then the number of calendar quarters falling within the Term during such calendar year shall constitute a separate Lease Year. In that event, the First Annual Room Revenues Break Point and the Second Annual Room Revenues Break Point shall be multiplied by a fraction equal to (x) the number of calendar quarters (including partial calendar quarters) in the Lease Year divided by (y) four.

          (c) Officer's Certificates. An Officer's Certificate shall be delivered to Lessor with each Percentage Rent payment setting forth the calculation of the Percentage Rent payment for the most recently completed calendar quarter of each Lease Year in the Term. Percentage Rent shall be subject to confirmation and adjustment, if applicable, as set forth in Section 3.2.

  The obligation to pay Percentage Rent shall survive the expiration or earlier termination of the Term, and a final reconciliation, taking into account, among other relevant adjustments, any adjustments which are accrued after such expiration or termination date but which related to Percentage Rent accrued prior to such termination date, shall be made not later than 60 days after such expiration or termination date.

  3.2.  Confirmation of Percentage Rent.

    Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices, and in accordance with GAAP and the Uniform System, that will accurately record all data necessary to compute Percentage Rent, and Lessee shall retain, for at least five years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all data necessary to conduct Lessor's Audit and to compute Percentage Rent for the applicable Lease Years. Lessor shall have the right, for a period of two years following each Lease Year, from time to time, by its accountants or representatives, to audit such information in connection with Lessor's Audit, and to examine all Lessee's records (including supporting data and sales and excise tax returns) reasonably required to complete Lessor's Audit and to verify Percentage Rent, subject to any prohibitions or limitations on disclosure of any such data under Legal Requirements. If any Lessor's Audit discloses a deficiency in the payment of Percentage Rent, and either Lessee agrees with the result of Lessor's Audit or the matter is otherwise determined or compromised, Lessee shall forthwith pay to Lessor the amount of the deficiency, as finally agreed or determined, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof. If any Lessor's Audit discloses a deficiency in the determination or reporting of Room Revenue which, as finally agreed or determined, exceeds 3%, Lessee shall pay the costs of the portion of Lessor's Audit allocable to the determination of Room Revenues (the "Revenue Audit"). Any proprietary information obtained by Lessor pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation or arbitration between the parties and except further that Lessor may disclose such information to prospective lenders, investors and underwriters and to any other persons to whom disclosure is necessary to comply with applicable laws, regulations and government requirements. The obligations of Lessee contained in this Section shall survive the expiration or earlier termination of this Lease. Any dispute as to the existence or amount of any deficiency in the payment of Percentage Rent as disclosed by Lessor's Audit shall, if not otherwise settled by the parties, be submitted to arbitration pursuant to the provisions of Section 40.2.

  3.3.  Additional Charges.

    In addition to the Base Rent and Percentage Rent, (a) Lessee also will pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions that Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) of this Section 3.3, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) of this Section 3.3 being additional rent hereunder and being referred to herein collectively as the "Additional Charge(s)"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Base Rent. If any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges that are payable directly to Lessor) shall not be paid on its due date, Lessee will pay Lessor within ten days of demand, as Additional Charges, an amount equal to the interest computed at the

Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay the same from monies received from Lessee.

  3.4.  No Set Off.

    Rent shall be paid to Lessor without set off, deduction or counterclaim, subject to Lessee's right to assert any claim or mandatory counterclaim in any action brought by either party under this Lease.

  3.5.  Books and Records.

    Lessee shall keep full and adequate books of account and other records reflecting the results of operation of the Facility on an accrual basis, all in accordance with the Uniform System and GAAP and the obligations of Lessee under this Lease. Lessee agrees that bad-debt expenses will be recorded in a manner which is consistent with the past practice of the current operator of the Facility for bad debt writeoffs. The books of account and all other records relating to or reflecting the operation of the Facility (whether maintained by Lessee or Manager) shall be kept either at the Facility or at 148 Sheraton Drive, New Cumberland, Pennsylvania 17070, and shall be available to Lessor and its representatives and its auditors or accountants, at all reasonable times for examination, audit, inspection, and transcription. All of such books and records pertaining to the Facility (whether maintained by Lessee or Manager) including, without limitation, books of account, guest records and front office records, at all times shall be the property of Lessor and shall not be removed from the Facility or Lessee's offices without Lessor's prior written approval. Lessee shall be entitled to make copies of any or all such books and records for its own files. Lessee's obligations under this Section 3.5 shall survive termination of this Lease for any reason.

  3.6.  Changes in Operations.

    Without Lessor's prior written consent, which shall not be unreasonably withheld, Lessee shall not (i) provide food and/or beverage operations at the Facility if not presently provided, (ii) discontinue any food and/or beverage operations which are presently provided, or (iii) convert a subtenant, licensee or concessionaire to an operating department of the Facility or vice-versa.

                                    ARTICLE 4
                                    ---------


  4.1.  Payment of Impositions.

    Lessor shall pay, or cause to be paid, all Real Estate Taxes and Personal Property Taxes. Subject to Article 12 relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions (other than Real Estate Taxes and Personal Property Taxes) before any fine, penalty, interest or cost may be added for nonpayment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments.
Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments (subject to Lessee's right of contest pursuant to the provisions of Article 12) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. If an Imposition becomes fixed during the Term hereof and the Lessee elects to pay such Imposition in installments that continue after the Term hereof, the Lessee's obligation to pay such installments shall survive the termination of this Lease. Lessor, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns in respect of Lessor's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes, and taxes on its capital stock, and Lessee, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. Lessee shall submit copies of Real Estate Taxes and Personal Property Tax invoices to Lessor promptly upon Lessee's receipt of such invoices. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have been declared by Lessor and be continuing, any such refund shall be paid over to or retained by Lessor. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article 16. Any refund for Real Estate Taxes and Personal Property Taxes shall be promptly remitted to Lessor. Lessor and Lessee shall, upon request of the other, cooperate with the other party and otherwise provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property classified as personal property. Lessor may, upon notice to Lessee, at Lessor's option and at Lessor's sole expense, protest, appeal, or institute such other proceedings (in its or Lessee's name) as Lessor may deem appropriate to effect a reduction of real estate assessments, and Lessee, at Lessor's expense as aforesaid, shall fully cooperate with Lessor in such protest, appeal, or other action. Lessor hereby agrees to indemnify, defend, and hold harmless Lessee from and against any claims, obligations, and liabilities against or incurred by Lessee in connection with such cooperation. Lessor, however, reserves the right to effect any such protest, appeal or other action and, upon notice to Lessee, shall control any such activity, which shall then proceed at Lessor's sole expense. Upon such notice, Lessee, at Lessor's expense, shall cooperate fully with such activities. To the extent received by it, Lessee shall furnish Lessor with copies of all assessment notices for Real Estate Taxes in sufficient time for Lessor to file any protest with respect to such tax must be made and pay such taxes without penalty.

  4.2.  Notice of Impositions.

    Lessor shall give prompt Notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, provided that Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but if Lessee did not otherwise have knowledge of such Imposition sufficient to permit it to pay same, such failure shall obviate any default hereunder for a reasonable time after Lessee receives Notice of any Imposition which it is obligated to pay during the first taxing period applicable thereto.

  4.3.  Adjustment of Impositions.

    Impositions payable by Lessee which are imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof after termination shall survive such termination.

  4.4.  Utility Charges.

    Lessee will be solely responsible for obtaining and maintaining utility services to the Leased Property and will pay or cause to be paid all charges for electricity, gas, oil, water, sewer and other utilities used in the Leased Property during the Term.

                                    ARTICLE 5
                                    ---------


  5.1.  No Termination, Abatement, etc.

    Except as otherwise specifically provided in this Lease, Lessee, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or setoff against the Rent, nor shall the obligations of Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof,
(b) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (c) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any default under this Lease by Lessor, which may now or hereafter be conferred upon it by law to (1) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (2) entitle Lessee to any abatement, reduction, suspension or deferment of or set off against the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                                    ARTICLE 6
                                    ---------


  6.1.  Ownership of the Leased Property.

    Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

  6.2.  Lessee's Personal Property.

    At commencement of the Term, Lessee shall purchase for fair market value from Lessor or the Contributor of the Leased Property to Lessor all Inventory at the Leased Property. At all times during the Term, Lessee shall maintain Inventory consistent with the amount of inventory which is customarily maintained in a hotel of the type and character of the Facility and is otherwise required to operate the Leased Property in the manner contemplated by this Lease and in compliance with the Franchise Agreement and all Legal Requirements. All Inventory shall be the property of Lessee. Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of personal property (including Inventory) owned by Lessee (collectively, the "Lessee's Personal Property"). Lessee may, subject to the following sentence of this Section 6.2, remove any of Lessee's Personal Property at any time during the Term or upon the expiration or any prior termination of the Term. All of Lessee's Personal Property not removed by Lessee within 30 days following the expiration or earlier termination of the Term shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving Notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor. Lessee will, at its expense, restore the Leased Property to the condition required by Section 9.1(d), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor.

  6.3.  Lessor's Lien.

    To the fullest extent permitted by applicable law, Lessor is granted a lien and security interest on all Lessee's Personal Property now or hereinafter placed in or upon the Leased Property, and such lien and security interest shall remain attached to such Lessee's Personal Property until payment in full of all Rent and satisfaction of all of Lessee's obligations hereunder; provided, however, Lessor shall subordinate its lien and security interest only to that of any non-Affiliate of Lessee which finances such Lessee's Personal Property or any non-Affiliate conditional seller of such Lessee's Personal Property, the terms and conditions of such subordination to be satisfactory to Lessor in the exercise of reasonable discretion. Lessee shall, upon the request of Lessor, execute such financing statements or other documents or instruments reasonably requested by Lessor to perfect the lien and security interests herein granted.

                                    ARTICLE 7
                                    ---------


  7.1.  Condition of the Leased Property.

    Lessee acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is", "with all faults", and in its present condition. Except as otherwise specifically provided herein, Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. Lessee shall have the right to proceed against any predecessor in title for breaches of warranties or representations or for latent defects in the Leased Property, and Lessor shall, if requested by Lessee, assign any such right to Lessee (other than claims against Affiliates of Lessee). If either party determines to exercise such right, the other party shall fully cooperate in the prosecution of any such claim, in Lessor's or Lessee's name, all at the cost and expense of the prosecuting party, who hereby agrees to indemnify, defend and hold harmless the other party from and against any claims, obligations and liabilities against or incurred by such other party in connection with such cooperation, and who further agrees to apply all amounts realized from the prosecution of such claim, less its expenses in connection therewith, to remedy such breach or cure such defect.

  7.2.  Use of the Leased Property.

          (a) Lessee covenants that it will proceed with all due diligence and will exercise its best efforts to obtain and to maintain all approvals needed to use and operate the Leased Property and the Facility under applicable local, state and federal law.

          (b) Lessee shall use or cause to be used the Leased Property only as a hotel facility, and for such other uses as may be necessary or incidental to such use, or such other use as otherwise approved by Lessor (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor. No use other than the Primary Intended Use shall be made or permitted to be made of the Leased Property, and no acts shall be done other than the Primary Intended Use, which will cause the cancellation or increase the premium of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which is prohibited by law or fire underwriter's regulations. Lessee shall comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property, which compliance shall be performed at Lessee's sole cost.

          (c) Subject to the provisions of Articles 14 and 15, Lessee covenants and agrees that during the Term it will either directly or through an approved Manager (1) operate continuously the Leased Property as a hotel facility, (2) keep in full force and effect and comply in all material respects with all the provisions of the Franchise Agreement, (3) not terminate or amend in any respect the Franchise Agreement without the consent of Lessor, (4) maintain appropriate certifications and licenses for such use and (5) keep Lessor advised of the status of any material litigation affecting the Leased Property.

          (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any nuisance thereon.

          (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, or Lessee's Personal Property, to be used in such a manner as
(1) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

          (f) Lessee shall comply with all of the Lessor's covenants, in any loan agreement or other financing arrangement, applicable to this Lease or the operation of the Leased Property. Notwithstanding the foregoing, Lessee shall not be obligated to comply with Lessor's covenants in any loan agreements which
(A) (i) are not customary, (ii) are not otherwise contemplated by this Lease Agreement or any agreement or instrument executed by Lessee in connection herewith for the benefit of Lessor, and (iii)(x) materially and adversely affect the operations at the Facility or (y) materially increase Lessee's costs of doing business or decrease revenues, unless in cases where Subsection (iii)(y) is relied upon by Lessee the additional cost thereof is borne by Lessor, or (B) obligate Lessee to guarantee repayment of any debt of Lessor, or (C) require any indemnification undertakings other than customary undertakings with respect to servicing agents or similar administrative agents which administer escrow accounts into which Lessee may deposit Rent payments as required by Lessor's lenders or other servicing agents. Lessor will provide Lessee with not less than 15, and will attempt in good faith to provide not less than 30, days prior written notice of the terms of such covenants, and if Lessee is relying upon Subsection (iii)(y), Lessee shall within five days of receipt of such notice, notify Lessor in writing of any anticipated material additional costs which Lessee may incur. Lessor shall then notify Lessee in writing whether it agrees to pay or reimburse Lessee for the material additional cost thereof as incurred by Lessee, and Lessee's receipt of such notice shall be a condition precedent to Lessee's obligation to comply with such covenants. Lessor shall have the right to dispute Lessee's reliance on Subsections (A)-(C) or Lessee's estimates of additional costs pursuant to Subsection (A)(iii)(y), and either party may submit any such disputes to arbitration under the provisions of Section 40.2.

                                    ARTICLE 8
                                    ---------


  8.1.  Compliance with Legal and Insurance Requirements, etc.

    Subject to Section 8.2, 8.3(b) below and Article 12 relating to permitted contests, Lessee, at its expense, will promptly (a) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, and (b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

  8.2.  Legal Requirement Covenants.

     (a) Subject to Section 8.3(b) below, Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used by anyone other than Lessor for any unlawful purpose, and that Lessee shall use all commercially reasonable efforts not to permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all licenses, certifications, permits and other authorizations and approvals required to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall cause all its sub-tenants, invitees or others to so comply with all Legal Requirements).

     (b) As between Lessor and Lessee, Lessee is solely responsible for all liabilities or obligations of any kind with respect to employees at the Leased Property during the Term. Without limiting the generality of the foregoing sentence, Lessee is solely responsible for any required compliance with the Worker Adjustment, Retraining and Notification Act of 1988 (WARN) or any similar state law applicable to the Leased Property; any required compliance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA); and all alleged and actual obligations and claims arising from or relating to any employment agreement, collective bargaining agreement or employee benefit plans, any grievances, arbitrations, or unfair labor practice charges, and relating to compliance with any applicable state or federal labor employment law, including but not limited to all laws pertaining to discrimination, workers' compensation, unemployment compensation, occupational safety and health, unfair labor practices, family and medical leave, and wages, hours or employee benefits. Lessee agrees to indemnify and defend and hold harmless Lessor from and against any claims relating to any of the foregoing matters. Lessee further agrees to reimburse Lessor for any and all losses, damages, costs, expenses, liabilities and obligations of any kind, including without limitation reasonable attorney's fees and other legal costs and expenses, incurred by Lessor in connection with any of the foregoing matters.

     Notwithstanding the Lessee's obligations under Section 8.1 to obtain and maintain all permits and licenses required for the use of the Leased Property, and without limiting any obligations of Lessee hereunder, if (i) applicable law requires that the owner (rather than a lessee) of a hotel be the licensee under the required liquor license for the Facility or (ii) the former owner of the Facility is holding the liquor license and continuing to exercise management and supervision of the liquor services at the Facility pending transfer of the license to Lessor or Lessee, the Lessee shall indemnify and hold the Lessor harmless from any liability, damages or claims (a) arising in connection with liquor operations at the Facility during such period of time, except for the Lessor's gross negligence or willful misconduct or (b) made by or through the former owner with respect to liquor operations at the Facility.

  8.3.  Environmental Covenants.

    Lessor and Lessee (in addition to, and not in diminution of, Lessee's covenants and undertakings in Sections 8.1 and 8.2 hereof) covenant and agree as follows:

          (a) At all times hereafter until Lessee completely vacates the Leased Property and surrenders possession of the same to Lessor, Lessee shall fully comply with all Environmental Laws applicable to the Leased Property and the operations thereon, except to the extent that such compliance would require the remediation of Environmental Liabilities for which Lessee has no indemnity obligations under Section 8.3(b). Lessee agrees to give Lessor prompt written notice of (1) all Environmental Liabilities; (2) all pending, threatened or anticipated Proceedings, and all notices, demands, requests or investigations, relating to any Environmental Liability or relating to the issuance, revocation or change in any Environmental Authorization required for operation of the Leased Property; and (3) all Releases at, on, in, under or in any way affecting the Leased Property, or any Release known by Lessee at, on, in or under any property adjacent to the Leased Property; in each case as to which it has actual knowledge.

          (b) Lessee hereby agrees to defend, indemnify and save harmless any and all Lessor Indemnified Parties from and against any and all Environmental Liabilities except to the extent that the same (i) are caused by the intentionally wrongful acts or grossly negligent failures to act of Lessor, or
(ii) result from Releases or other violations of Environmental Laws originating on adjacent property but affecting the Leased Property (a "Migration"), provided that such exclusions shall not apply to the extent that the Migration has been exacerbated by Lessee's act or negligent failure to act.

          (c) Lessor hereby agrees to defend, indemnify and save harmless any and all Lessee Indemnified Parties from and against any and all Environmental Liabilities to the extent that the same were caused by the intentionally wrongful acts or grossly negligent failures to act of Lessor.

          (d) If any Proceeding is brought against any Indemnified Party in respect of an Environmental Liability with respect to which such Indemnified Party may claim indemnification under either Section 8.3(b) or (c), the Indemnifying Party, upon request, shall at its sole expense resist and defend such Proceeding, or cause the same to be resisted and defended by counsel designated by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless a conflict of interest prevents representation of such Indemnified Party by the counsel selected by the Indemnifying Party and such separate counsel has been approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any such Proceeding made without its consent, which shall not be unreasonably withheld, but if settled with the consent of the Indemnifying Party, or if settled without its consent (if its consent shall be unreasonably withheld), or if there be a final, nonappealable judgment for an adversary party in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any liabilities incurred by such Indemnified Parties by reason of such settlement or judgment.

          (e) At any time any Indemnified Party has reason to believe circumstances exist which could reasonably result in an Environmental Liability, upon reasonable prior written notice to the Lessee and the Lessor stating such Indemnified Party's basis for such belief, an Indemnified Party shall be given immediate access to the Leased Property (including, but not limited to, the right to enter upon, investigate, drill wells, take soil borings, excavate, monitor, test, cap and use available land for the testing of remedial technologies), Manager and Lessee's or Manager's employees, and to all relevant documents and records regarding the matter as to which a responsibility, liability or obligation is asserted or which is the subject of any Proceeding; provided that such access may be conditioned or restricted as may be reasonably necessary to ensure compliance with law and the safety of personnel and facilities or to protect confidential or privileged information. All Indemnified Parties requesting such immediate access and cooperation shall endeavor to coordinate such efforts to result in as minimal interruption of the operation of the Leased Property as practicable.

          (f) The indemnification rights and obligations provided for in this
Article 8 shall be in addition to any indemnification rights and obligations provided for elsewhere in this Lease, provided that in the event of a conflict between the provisions of this Section 8.3 and Article 20, the provisions of this Section 8.3 shall control.

          (g) The indemnification rights and obligations provided for in this
Article 8 shall survive the termination of this Lease.

          For purposes of this Section 8.3, all amounts for which any Indemnified Party seeks indemnification shall be computed net of (a) any actual income tax benefit resulting therefrom to such Indemnified Party, (b) any insurance proceeds received (net of tax effects) with respect thereto, and (c) any amounts recovered (net of tax effects) from any third parties based on claims the Indemnified Party has against such third parties which reduce the damages that would otherwise be sustained; provided that in all cases, the timing of the receipt or realization of insurance proceeds or income tax benefits or recoveries from third parties shall be taken into account in determining the amount of reduction of damages. Each Indemnified Party agrees to use its reasonable efforts to pursue, or assign to Lessee or Lessor, as the case may be, any claims or rights it may have against any third party which would materially reduce the amount of damages otherwise incurred by such Indemnified Party.

                                    ARTICLE 9
                                    ---------


  9.1.  Maintenance and Repair; Capital Expenditures.

          (a) Lessee will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto that are under Lessee's control, including windows and plate glass, parking lots, HVAC, mechanical, electrical and plumbing systems and equipment (including conduit and ductwork), and non-load bearing interior walls, in good order and repair, except for ordinary wear and tear (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof but subject to the obligation to make necessary and appropriate repairs and replacements as provided in this Section 9.1(a)), and, except as otherwise provided in Article 14 or Article 15, with reasonable promptness, make all necessary and appropriate repairs, replacements and improvements thereto of every kind and nature, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise), or required by any governmental agency having jurisdiction over the Leased Property. Lessee, however, shall be permitted to prosecute claims against Lessor's predecessors in title for breach of any representation or warranty or for any latent defects in the Leased Property to be maintained by Lessee unless Lessor is already diligently pursuing such a claim. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.. If Lessee fails to make any required repairs or replacements after 30 days notice from Lessor, or after such longer period as may be reasonably required provided that Lessee at all times diligently proceeds with such repair or replacement, then Lessor shall have the right, but shall not be obligated, to make such repairs or replacements on behalf of and for the account of Lessee. In such event, such work shall be paid for in full by Lessee as Additional Charges.

          (b) Subject to Lessor's obligation to make available to the Lessee amounts for Capital Expenditures as set forth in Article 38, Lessee shall be required to make all Capital Expenditures required in connection with (i) Emergency Situations, (ii) Legal Requirements, (iii) maintenance of the Franchise Agreement, (iv) the performance by Lessee of its obligations under this Lease, and (v) other additions to the Leased Property as it may reasonably deem appropriate and that are permitted hereunder during the Term. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. Lessor shall have the right to give, record and post, as appropriate, notices of non-responsibility under any mechanic's lien laws now or hereafter existing.

          (c) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (1) constituting the request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (2) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof.

          (d) Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair in accordance with Section 9.1(a) above, as would a prudent owner of comparable property, during the entire Term) or damage by casualty or Condemnation (subject to the obligation of Lessee to restore or repair as set forth in this Lease.)

  9.2.  Encroachments, Restrictions, Etc.

    If any of the Leased Improvements, at any time, materially encroach upon any property, street or right of way adjacent to a Leased Property, or violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting a Leased Property, or any part thereof, or impair the rights of others under any easement or right of way to which said Leased Property is subject, then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and, in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Article 10. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance held by Lessor.

                                   ARTICLE 10
                                   ----------

  10.1.  Alterations.

    After first obtaining the written approval of Lessor, which shall not be unreasonably withheld, Lessee shall have the right, but not the obligation, to make such additions, modifications or improvements to the Leased Property from time to time as Lessee deems desirable for its permitted uses and purposes, provided that such action will not alter the character or purposes of the Leased Property or detract from the value or operating efficiency thereof and will not impair the revenue-producing capability of the Leased Property or adversely affect the ability of the Lessee to comply with the provisions of this Lease. All such work shall be performed in a first class manner in accordance with all applicable governmental rules and regulations and after receipt of all required permits and licenses. The cost of such additions, modifications or improvements to the Leased Property shall be paid by Lessee, and all such additions, modifications and improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and upon expiration or earlier termination of this Lease shall pass to and become the property of Lessor.

  10.2.  Salvage.

    All materials which are scrapped or removed in connection with the making of repairs required by Articles 9 or 10 shall be or become the property of Lessor or Lessee depending on which party is paying for or providing the financing for such work.

  10.3.  Lessor Alterations.

    Lessor shall have the right, but not the obligation, to make such other additions to the Leased Property as it may reasonably deem appropriate during the Term, subject to the Lessee's approval which shall not be unreasonably withheld. All such work shall be done after reasonable notice to and coordination with Lessee, so as to minimize any disruptions or interference with the operation of the Facility.

                                   ARTICLE 11
                                   ----------


  11.1.  Liens.

    Subject to the provision of Article 12 relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property resulting from the action or inaction of Lessee, or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (a) this Lease, (b) the matters, if any, included as exceptions or insured against in the title policy insuring Lessor's interest in the Leased Property,(c) restrictions, liens and other encumbrances which are consented to in writing by Lessor, (d) liens for those taxes which Lessee is not required to pay hereunder, (e) subleases permitted by Article 21 hereof, (f) liens for Impositions or for sums resulting from noncompliance with

Legal Requirements so long as (1) the same are not yet delinquent or (2) such liens are in the process of being contested as permitted by Article 12, (g) liens of mechanics, laborers, suppliers or vendors for sums either disputed or not yet due provided that any such liens for disputed sums are in the process of being contested as permitted by Article 12 hereof, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of Article 32 of this Lease.

                                   ARTICLE 12
                                   ----------


  12.1.  Permitted Contests.

    Lessee shall have the right to contest the amount or validity of any Imposition to be paid by Lessee or any Legal Requirement or any lien, attachment, levy, encumbrance, charge or claim (any such Imposition, Legal Requirement, lien, attachment, levy, encumbrance, charge or claim herein referred to as "Claims") not otherwise permitted by Article 11, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or risk the loss of any portion of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any mortgage, deed of trust, security deed or other agreement encumbering the Leased Property or any interest therein. Upon the request of Lessor, Lessee shall either (a) provide a bond or other assurance reasonably satisfactory to Lessor that all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon and legal fees anticipated to be incurred in connection therewith will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Lessor, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties thereon and legal fees anticipated to be incurred in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessee shall furnish Lessor and any lender of Lessor with reasonable evidence of such deposit within five days of the same. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon ten days advance Notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor as Additional Charges at the next Payment Date provided for in this Lease. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall only give such Notice as is practical under the circumstances. Lessor reserves the right to contest any of the Claims at its expense not pursued by Lessee. Lessor and Lessee agree to cooperate in coordinating the contest of any Claims.

                                   ARTICLE 13
                                   ----------


  13.1.  General Insurance Requirements.

          (a) Coverages. During the Term of this Lease, the Leased Property shall at all times be insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to issue insurance in the State. The policies must name the Lessor as an additional named insured, and the Manager shall also be named as an additional insured under the coverages described in Sections 13.1(a) (iv) through (xi). Losses shall be payable to Lessor or Lessee as provided in this Lease. Any loss adjustment for coverages insuring both parties shall require the written consent of Lessor and Lessee, each acting reasonably and in good faith. Evidence of insurance shall be deposited with Lessor. The policies on the Leased Property, including the Leased Improvements, Fixtures and Lessee's Personal Property, shall satisfy the requirements of the Franchise Agreement and of any ground lease, mortgage, security agreement or other financing lien affecting the Leased Property and at a minimum shall include:

               (i) Building insurance on the "Special Form" (formerly "All Risk" form) (including earthquake and flood in reasonable amounts if and as determined by Lessor, in the exercise of its reasonable discretion, or Lessor's underwriters or lenders) in an amount not less than 100% of the then full replacement cost thereof (as defined in Section 13.2) or such other amount which is acceptable to Lessor, and personal property insurance on the "Special Form" in the full amount of the replacement cost thereof;

               (ii) Insurance for loss or damage (direct and indirect) from steam boilers, pressure vessels or similar apparatus, air conditioning systems, piping and machinery, and sprinklers, if any, now or hereafter installed in the Facility, in the minimum amount of $5,000,000 or in such greater amounts as are then customary or as may be reasonably requested by Lessor from time to time;

               (iii) Loss of income insurance on the "Special Form", in the amount of 18 months of the sum of Initial Fixed Rent or Base Rent plus Percentage Rent (based on the last Lease Year of operation or, to the extent the Leased Property has not been operated for an entire 18-month Lease Year, based on prorated Percentage Rent) for the benefit of Lessor, and business interruption insurance on the "Special Form" in the amount of 18 months of gross profit, for the benefit of Lessee;

               (iv) Commercial general liability insurance, with amounts not less than $1,000,000 combined single limit for each occurrence and $2,000,000 for the aggregate of all occurrences within each policy year, as well as excess liability (umbrella) insurance with limits of at least $25,000,000 per occurrence, covering each of the following: bodily injury, death, or property damage liability per occurrence, personal and advertising injury, general aggregate, products and completed operations, with respect to Lessor, and "all risk legal liability" (including liquor law or "dram shop" liability, if liquor or alcoholic beverages are served on the Leased Property) with respect to Lessor and Lessee;

               (v) Fidelity bonds or blanket crime policies with limits and deductibles as may be reasonably determined by Lessor, covering Lessee's and/or Manager's employees in job classifications normally bonded under prudent hotel management practices in the United States or otherwise required by law;

               (vi) Workers' compensation insurance to the extent necessary to protect Lessor, Lessee and the Leased Property against Lessee's and/or Manager's workman's compensation claims to the extent required by applicable state laws;

               (vii) Comprehensive form vehicle liability insurance for owned, non-owned, and hired vehicles, in the amount of $1,000,000;

               (viii) Garagekeeper's legal liability insurance covering both comprehensive and collision-type losses with a limit of liability of $3,000,000 for any one occurrence, of which coverage in excess of $1,000,000 may be provided by way of an excess liability policy;

               (ix) Innkeeper's legal liability insurance covering property of guests while on the Leased Property for which Lessor is legally responsible with a limit of not less than $2,000 per guest and $50,000 in any one occurrence or $25,000 annual aggregate;

               (x) Safe deposit box legal liability insurance covering property of guests while in a safe deposit box on the Leased Property for which Lessor is legally responsible with a limit of not less than $50,000 in any one occurrence; and

               (xi) Insurance covering such other hazards (such as plate glass or other common risks) and in such amounts as may be (A) required by a Holder, or (B) customary for comparable properties in the area of the Leased Property and is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the State at rates which are economically practicable in relation to the risks covered as may be reasonably determined by Lessor.

          (b) Responsibility for Insurance. Lessor shall obtain the insurance and pay the premiums for the coverages described in Section 13.1(a)(i) - (iii) above (excluding the business interruption insurance for the benefit of the Lessee in Section 13.1(a)(iii)). Lessee shall obtain the insurance and pay the premiums for the coverages described in Section 13.1(a)(iii) - (xi) above (excluding the loss of income insurance for the benefit of the Lessor in Section 13.1(a)(iii)). The Lessee shall also be responsible for any and all deductibles in connection with such coverages. In the event that Lessor can obtain comparable insurance coverage required to be carried by Lessee from comparable insurers and at a cost significantly less than that at which Lessee can obtain such coverage, the parties shall cooperate in good faith to obtain such coverage at the lower cost and the Lessee shall pay the premiums therefor.

  13.2. Replacement Cost.

     The term "full replacement cost" as used herein shall mean the actual replacement cost of the Leased Property requiring replacement from time to time including an increased cost of construction endorsement, if available, and the cost of debris removal. In the event either party believes that full replacement cost has increased or decreased at any time during the Term, it shall have the right to have such full replacement cost redetermined.

  13.3. (Intentionally omitted)

  13.4. Waiver of Subrogation.

     All insurance policies covering the Leased Property, the Fixtures, the Facility or Lessee's Personal Property, including, without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. Each party agrees to seek recovery from any applicable insurance coverage prior to seeking recovery against the other party.

  13.5. Form Satisfactory, etc.

     All of the policies of insurance referred to in this Article 13 that are the responsibility of the Lessee shall be written in a form, with deductibles and by insurance companies satisfactory to Lessor and shall satisfy the requirements of any ground lease, mortgage, security agreement or other financing lien on the Leased Property and of the Franchise Agreement. The Lessee shall pay all of the premiums therefor, and deliver copies of such policies or certificates thereof to the Lessor prior to their effective date (and, with respect to any renewal policy, 30 days prior to the expiration of the existing policy), and in the event of the failure of the Lessee either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to the Lessor at the times required, the Lessor shall be entitled, but shall have no obligation, after 10 days' Notice to Lessee (or after less than 10 days' Notice if required to prevent the expiration of any existing policy), to effect such insurance and pay the premiums therefor, and to be reimbursed by Lessee for any such premiums upon written demand therefor. Each insurer mentioned in this Article 13 shall agree, by endorsement to the policy or policies issued by it, or by independent instrument furnished to the Lessor that it will give to Lessor 30 days' written notice before the policy or policies in question shall be materially altered, allowed to expire or canceled.

  13.6. Increase in Limits.

     If either Lessor or Lessee at any time deems the limits of the personal injury or property damage under the comprehensive public liability insurance then carried to be either excessive or insufficient, Lessor and Lessee shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties fail to agree on such limits, the matter shall be referred to arbitration as provided for in Section 40.2.

  13.7. Blanket Policy.

     Notwithstanding anything to the contrary contained in this Article 13, Lessee may bring the insurance provided for herein within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded to Lessor and Lessee will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article 13 are otherwise satisfied.

  13.8. Separate Insurance.

     Neither Lessor nor Lessee shall on its own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished, or increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor, are included therein as additional insureds, and the loss is payable under such additional separate insurance in the same manner as losses are payable under this Lease. Each party shall immediately notify the other party that it has obtained any such separate insurance or of the increasing of any of the amounts of the then existing insurance.

  13.9. Reports On Insurance Claims.

     Lessee shall promptly investigate and make a complete and timely written report to the appropriate insurance company as to all accidents, all claims for damage relating to the ownership, operation, and maintenance of the Facility, and any damage or destruction to the Facility and the estimated cost of repair thereof and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved, and a copy of all such reports shall be furnished to Lessor. Lessee shall be authorized to adjust, settle or compromise any insurable loss, or to execute proofs of such losses, in the aggregate, of $10,000 or less, with respect to any single casualty or other event.

                                   ARTICLE 14
                                   ----------


  14.1. Insurance Proceeds.

     Subject to the provision of Section 13.9, all proceeds of the insurance contemplated by Sections 13.1(a) (i) and (ii) payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article 13 of this Lease shall be paid to Lessor and held in trust in an interest bearing account and made available, if applicable, for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property or any portion thereof, and, if applicable, shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of reasonable terms and conditions specified by Lessor. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall be paid to Lessor. If neither Lessor nor Lessee is required or elects to repair and restore, and the Lease is terminated as described in Section 14.2, all such insurance proceeds shall be retained by Lessor except for any amount thereof paid with respect to Lessee's Personal Property. All salvage resulting from any risk covered by insurance shall belong to Lessor, except to the extent of salvage relating to Lessee's Personal Property.

  14.2. Reconstruction in the Event of Damage or Destruction Covered by
        Insurance.

          (a) If during the Term the Leased Property is totally or partially destroyed by a risk covered by the insurance described in Article 13 and the Facility thereby is rendered Unsuitable for its Primary Intended Use, the Lease shall terminate as of the date of the casualty and neither Lessor nor Lessee shall have any further liability hereunder except for any liabilities which have arisen prior to or which survive such termination, and Lessor shall be entitled to retain all insurance proceeds except for any amount thereof paid with respect to Lessee's Personal Property.

          (b) If during the Term the Leased Property is partially destroyed by a risk covered by the insurance described in Article 13, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessor or, at the election of Lessor, Lessee shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease. Such damage or destruction shall not terminate this Lease. If Lessee restores the Facility, the insurance proceeds shall be paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of terms and conditions specified by Lessor, and any excess proceeds remaining after such restoration shall be paid to Lessor except for any amount thereof paid with respect to Lessee's Personal Property.

          (c) If the cost of the repair or restoration exceeds the amount of proceeds received by Lessor from the insurance required under Article 13, Lessor shall agree to contribute any excess amounts needed to restore the Facility prior to requiring Lessee to commence such work. Such difference shall be made available by Lessor, together with any other insurance proceeds, for application to the cost of repair and restoration in accordance with the provisions of
Section 14.2(b).

  14.3. Reconstruction in the Event of Damage or Destruction Not Covered by Insurance or When Holder Will Not Release Insurance Proceeds.

    If during the Term the Facility is totally or materially damaged or destroyed by a risk not covered by the insurance described in Article 13, or, notwithstanding the provisions of Section 14.2(b), if the Holder will not make the proceeds of such insurance available to Lessor for restoration of the Facility, whether or not in either event such damage or destruction renders the Facility Unsuitable for its Primary Intended Use, Lessor, at its option, shall either, (a) at Lessor's sole cost and expense, restore the Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease, or
(b) terminate the Lease and neither Lessor nor Lessee shall have any further liability thereunder except for any liabilities which have arisen or occurred prior to such termination and those which expressly survive termination of this Lease. If such damage or destruction is determined by Lessor not to be material, Lessor may, at Lessor's sole cost and expense, restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease, and such damage or destruction shall not terminate the Lease.

  14.4. Lessee's Property and Business Interruption Insurance.

     All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property and the business interruption insurance maintained for the benefit of Lessee shall be paid to Lessee; provided, however, no such payments shall diminish or reduce the insurance payments otherwise payable to or for the benefit of Lessor hereunder.

  14.5. Abatement of Rent.

     Any damage or destruction due to casualty notwithstanding, and provided the Lease has not otherwise been terminated, this Lease shall remain in full force and effect and Lessee's obligation to pay Rent required by this Lease shall remain unabated by any damage or destruction which does not result in a reduction of Gross Revenues. If and to the extent that any damage or destruction results in a reduction of Gross Revenues which would otherwise be realizable from the operation of the Facility, then Lessor shall receive all loss of income insurance and Lessee shall have no obligation to pay Rent in excess of the amount of Percentage Rent, if any, realizable from Gross Revenues generated by the operation of the Leased Property during the existence of such damage or destruction.


                                   ARTICLE 15
                                   ----------


  15.1. Definition.

          (a) "Condemnation" means a Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

          (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

          (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

  15.2. Parties' Rights and Obligations.

     If during the Term there is any Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessee shall be determined by this Article 15.

  15.3. Total Taking.

     If title to the fee of the whole of the Leased Property is condemned by any Condemnor, this Lease shall cease and terminate as of the Date of Taking by the Condemnor. If title to the fee of less than the whole of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable for its Primary Intended Use or Uneconomic for its Primary Intended Use, then either Lessee or Lessor shall have the option, by notice to the other, at any time prior to the Date of Taking, to terminate this Lease as of the Date of Taking. Upon such date, if such Notice has been given, this Lease shall thereupon cease and terminate. All Base Rent, Percentage Rent and Additional Charges paid or payable by Lessee hereunder shall be apportioned as of the Date of Taking, and Lessee shall promptly pay Lessor such amounts.

  15.4. Allocation of Award.

     The total Award made with respect to the Leased Property or for loss of rent, or for Lessor's loss of business beyond the Term, shall be solely the property of and payable to Lessor. Any Award made for loss of Lessee's business during the remaining Term, if any, for the taking of Lessee's Personal Property, or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee. In any Condemnation proceedings Lessor and Lessee shall each seek its Award in conformity herewith, at its respective expense; provided, however, neither Lessor nor Lessee shall initiate, prosecute or acquiesce in any proceedings that may result in a diminution of any Award payable to the other.

  15.5. Partial Taking.

     (a) If title to less than the whole of the Leased Property is condemned, and the Leased Property is not Unsuitable for its Primary Intended Use or Uneconomic for its Primary Intended Use, or if Lessor is entitled but elects not to terminate this Lease as provided in Section 15.3, then Lessor or, at Lessor's election, Lessee shall, with all reasonable dispatch and to the extent that the Holder permits the application of the Award therefor and the Award is sufficient therefor, restore the untaken portion of any Leased Improvements so that such Leased Improvements constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to the Condemnation. Lessor and Lessee shall each contribute to the cost of restoration that part of its Award specifically allocated to such restoration, if any, together with severance and other damages awarded for the taken Leased Improvements; provided, however, that the amount of such contribution shall not exceed such cost.

          (b) In the event of a partial Taking as described in Section 15.5(a), which does not result in a termination of this Lease by Lessor, the Base Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of usable rooms, the amount of square footage, or the revenues affected by such partial Taking. If Lessor and Lessee are unable to agree upon the amount of such abatement within 30 days after such partial Taking, the matter shall be submitted to Arbitration as provided for in Section
40.2 hereof.

  15.6. Temporary Taking.

     If the whole or any part of the Leased Property or of Lessee's interest under this Lease is condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, and Lessee shall continue to pay, in the manner and at the times herein specified, the full amounts of Base Rent and Additional Charges, but only to the extent of the Award made to Lessee for such Condemnation allocable to the Term. In addition, to the extent of the remaining balance, if any, of the Award made for such Condemnation allocable to the Term (after payment of Base Rent and Additional Charges), Lessee shall pay Percentage Rent at a rate equal to the average Percentage Rent during the last three preceding full Lease Years (or if three full Lease Years shall not have elapsed, the average during the preceding full Lease Years). Except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the Condemnor, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any Condemnation as in this Section 15.6 described, the entire amount of any Award made for such Condemnation allocable to the Term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessee. Lessee covenants that upon the termination of any such period of temporary use or occupancy it will, to the extent that its Award is sufficient therefor and subject to Lessor's contribution as set forth below, restore the Leased Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, unless such period of temporary use or occupancy extends beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration. If restoration is required hereunder, Lessor shall contribute to the cost of such restoration that portion of its entire Award that is specifically allocated to such restoration in the judgment or order of the court, if any.

                                 ARTICLE 16
                                 ----------


  16.1. Events of Default.

    Any one or more of the following events shall constitute an Event of Default hereunder:

          (a) if Lessee fails to make any payment of Intial Fixed Rent, Base Rent or Percentage Rent or Additional Charges within ten days after receipt by Lessee of Notice from Lessor that the same has become due and payable, provided that Lessor shall not be required to give any such Notice more than twice in any Lease Year and that any third or subsequent failure by Lessee during such Lease Year to make any payment of Intial Fixed Rent, Base Rent or Percentage Rent on the date the same becomes due and payable shall constitute an immediate Event of Default; or

          (b) if Lessee fails to observe or perform any other term, covenant or condition of this Lease and such failure is not curable, or if curable is not cured by Lessee within a period of 30 days after receipt by the Lessee of Notice thereof from Lessor, unless such failure is curable but cannot with due diligence be cured within a period of 30 days, in which case it shall not be deemed an Event of Default if (i) Lessee, within such 30 day period, proceeds with due diligence to cure the failure and thereafter diligently completes the curing thereof within 120 days of Lessor's Notice to Lessee, which 120-day period shall cease to run during any period that a cure of such failure is prevented by an Unavoidable Delay and shall resume running upon the cessation of such Unavoidable Delay, and (ii) the failure does not result in a notice or declaration of default under any material contract or agreement to which Lessor, the Company, or any Affiliate of either of them is a party or by which any of their assets are bound; or

          (c) if Lessee or Manager shall (i) be generally not paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its assets, (v) be adjudicated insolvent or (vi) take corporate action for the purpose of any of the foregoing; or if a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by Lessee, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its assets, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Lessee, or if any petition for any such relief shall be filed against Lessee and such petition shall not be dismissed within 60 days; or

          (d) if Lessee or Manager is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, ceases to do business or permits the sale or divestiture of substantially all of its assets; or

          (e) if the estate or interest of Lessee in the Leased Property or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any Proceeding (for purposes of this Section 16.1(e), a Change of Control shall constitute an assignment of this Lease); or

          (f) if, except as a result of and to the extent required by damage, destruction, Condemnation, Lessee ceases operations on the Leased Property; or

          (g) if the Franchise Agreement with respect to the Facility on the Leased Property is terminated by the franchisor as a result of any action or failure to act by the Lessee or its agents, other than the failure to complete improvements required by the franchisor because the Lessor fails to pay the costs of such improvements; or

          (h) if an Event of Default occurs under any of the Other Leases.

          If litigation or arbitration is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

  16.2. Remedies.

     Upon the occurrence of an Event of Default, Lessor shall have the right, at Lessor's option, to elect to do any one or more of the following without further notice or demand to Lessee: (a) terminate this Lease, in which event Lessee shall immediately surrender the Leased Property to Lessor, and, if Lessee fails to so surrender, Lessor shall have the right, without notice, to enter upon and take possession of the Leased Property and to expel or remove Lessee and its effects without being liable for prosecution or any claim for damages therefor; and Lessee shall, and hereby agrees to, indemnify Lessor for all loss and damage which Lessor suffers by reason of such termination, including without limitation, damages in an amount equal to the total of (1) the reasonable costs of recovering the Leased Property in the event that Lessee does not promptly surrender the Leased Property, and all other reasonable expenses incurred by Lessor in connection with Lessee's default; and (2) the unpaid Rent earned as of the date of termination, plus interest at the Overdue Rate accruing after the due date; (3) the total Rent (including Percentage Rent as determined below) which Lessor would have received under this Lease for the remainder of the Term, but discounted to the then present value at a rate of 12% per annum, less the fair market rental value of the balance of the Term as of the time of such default discounted to the then present value at a rate of 12% per annum; and (4) all other sums of money and damages owing by Lessee to Lessor; or (b) enter upon and take possession of the Leased Property without terminating this Lease and without being liable to prosecution or any claim for damages therefor, and, if Lessor elects, relet the Leased Property on such terms as Lessor deems advisable, in which event Lessee shall pay to Lessor on demand the reasonable cost of repossessing the Leased Property and any deficiency between the Rent payable hereunder (including Percentage Rent as determined below) and the rent paid under such reletting; provided, however, that Lessee shall not be entitled to any excess payments received by Lessor from such reletting (Lessor's failure to relet the Leased Property shall not release or affect Lessee's liability for Rent or for damages); or (c) enter the Leased Property without terminating this Lease and without being liable for prosecution or any claim for damages therefor and maintain the Leased Property and repair or replace any damage thereto or do anything for which Lessee is responsible hereunder. Lessee shall reimburse Lessor immediately upon demand for any expense which Lessor incurs in thus effecting Lessee's compliance under this Lease, and Lessor shall not be liable to Lessee for any damages with respect thereto. Notwithstanding anything herein to the contrary, Lessee shall not be liable to Lessor for consequential, punitive or exemplary damages.

     The rights granted to Lessor in this Section 16.2 shall be cumulative of every other right or remedy provided in this Lease or which Lessor may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Lessor by reason of any Event of Default under this Lease.

     Percentage Rent for the purposes of this Section 16.2 shall be a sum equal to (i) the average of the annual amounts of the Percentage Rent for the three full Lease Years immediately preceding the Lease Year in which the termination, re- entry or repossession takes place, or (ii) if three full Lease Years shall not have elapsed, the average of the Percentage Rent during the preceding full Lease Years during which the Lease was in effect, or (iii) if one full Lease Year has not elapsed, the amount derived by annualizing the Percentage Rent from the effective date of this Lease.

  16.3. Waiver.

     Each party waives, to the extent permitted by applicable law, any right to a trial by jury in any proceedings brought by either party to enforce the provisions of this Lease, including, without limitation, proceedings to enforce the remedies set forth in this Article 16, and Lessee waives the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt. Lessor waives any right to "pierce the corporate veil" of Lessee other than to the extent funds shall have been paid to any Affiliate of Lessee following a default leading to any Event of Default, and then only to the extent of such payments.

  16.4. Application of Funds.

     Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order that Lessor may determine or as may be prescribed by the laws of the State.

                                 ARTICLE 17
                                 ----------


  17.1. Lessor's Right to Cure Lessee's Default.

     If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease including, without limitation, Lessee's failure to comply with the terms of any Franchise Agreement, and fails to cure the same within the relevant time periods provided in Section 16.1, Lessor, without waiving or releasing any obligation of Lessee, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter upon Notice to Lessee make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and, subject to Section 16.2, take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of

Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                 ARTICLE 18
                                 ----------


  18.1. Personal Property Limitation.

     (a) Anything contained in this Lease to the contrary notwithstanding, the average of the adjusted tax bases of the items of Lessor's personal property that are leased to Lessee under this Lease at the beginning and at the end of any Lease Year shall not exceed 15% of the average of the aggregate adjusted tax bases of the real and personal property contained in the Leased Property at the beginning and at the end of such Lease Year (the "Personal Property Limitation"). If Lessor reasonably anticipates that the Personal Property Limitation will be exceeded with respect to the Leased Property for any Lease Year, Lessor shall notify Lessee, and Lessee shall purchase items of personal property anticipated by Lessor to be in excess of the Personal Property Limitation ("Excess Personal Property Items") either from Lessor or a third party. If the Excess Personal Property Items are purchased from Lessor, the purchase prices of such Excess Personal Property Items shall be equal to the adjusted tax bases of such Excess Personal Property Items in the hands of Lessor as of the closing of the purchase.

     (b) If Lessee purchases Excess Personal Property Items, the Rent shall be reduced for the calendar quarter in which such purchase occurs and each of four succeeding calendar quarters by an amount each calendar quarter equal to 20% of the aggregate purchase prices of such Excess Personal Property Items.

     (c) If Lessee purchases Excess Personal Property Items, the amount required by Lessor to be deposited in the Capital Expenditure Reserve pursuant to Article 38 hereof shall be reduced for the Lease Year during which such purchase occurs by an amount equal to the aggregate purchase prices of such Excess Personal Property Items.

  18.2. Sublease Rent Limitation.

     Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property or enter into any similar arrangement on any basis such that the rental or other amounts to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the net income or profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the Rent would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

  18.3. Sublease Lessee Limitation.

     Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublease the Leased Property to, or enter into any similar arrangement with, any Person in which the Company owns, directly or indirectly, a 10% or greater interest, within the meaning of Section 856(d) (2) (B) of the Code, or any similar or successor provisions thereto.

  18.4. Lessee Ownership Limitation.

     Anything contained in this Lease to the contrary notwithstanding, neither party shall take, or permit to take, any action that would cause the Company to own, directly or indirectly, a 10% or greater interest in the Lessee within the meaning of Section 856(d) (2) (B) of the Code, or any similar or successor provision thereto.

  18.5. Director, Officer and Employee Limitation.

     Anything contained in this Lease to the contrary notwithstanding, Lessor and Lessee shall cooperate to ensure that (i) no officers or employees of Lessor or the Company shall be officers or employees of, or own any ownership interest in, any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property, other than the Lessee and
(ii) no officers or employees of any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property, other than the Lessee shall be officers or employees of Lessor or the Company. Furthermore, if a Person serves as both (a) a director or trustee of Lessor, the Company or any other Affiliate of Lessor and (b) a director and officer (or employee) of the any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property, other than the Lessee, that Person shall not receive any compensation (excluding reimbursement for expenses) for serving as a trustee of the Lessor, the Company or the other Affiliate of Lessor.

                                 ARTICLE 19
                                 ----------


  19.1. Holding Over.

     If Lessee for any reason remains in possession of the Leased Property after the expiration or earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month the aggregate of (a) one-twelfth of the aggregate Base Rent and Percentage Rent payable with respect to the last Lease Year of the Term, (b)all Additional Charges accruing during the applicable month and (c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                 ARTICLE 20
                                 ----------


  20.1. Indemnification.

     Subject to the last sentence of Section 13.4, Lessee will protect, indemnify, hold harmless and defend Lessor Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, including those resulting from a Lessor Indemnified Party's own negligence but excluding those resulting from a Lessor Indemnified Party's gross negligence or willful misconduct, imposed upon or incurred by or asserted against Lessor Indemnified Parties by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair by Lessee or any of its agents, employees or invitees of the Leased Property or Lessee's Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which a Lessor Indemnified Party is made a party or participant related to such use, misuse, non-use, condition, management, maintenance, or repair thereof by Lessee or any of its agents, employees or invitees, including any failure of Lessee or any of its agents, employees or invitees to perform any obligations under this Lease or imposed by applicable law (other than arising out of Condemnation proceedings), (c) any Impositions, other than any portion of Real Estate Taxes that the Lessor is obligated to pay under this Lease, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, and (e) the nonperformance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder.

     Subject to the last sentence of Section 13.4, Lessor shall indemnify, save harmless and defend Lessee Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessee Indemnified Parties as a result of (a) the gross negligence or willful misconduct of Lessor arising in connection with this Lease or (b) any failure on the part of Lessor to perform or comply with any of the terms of this Lease.

     Any amounts that become payable by an Indemnifying Party under this Section shall be paid within ten days after liability therefor on the part of the Indemnifying Party is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Any such amounts shall be reduced by insurance proceeds received and any other recovery (net of costs) obtained by the Indemnified Party. An Indemnifying Party, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Indemnified Party. The Indemnified Party, at its expense, shall be entitled to participate in any such claim, action, or proceeding, and the Indemnifying Party may not compromise or otherwise dispose of the same without the consent of the Indemnified Party, which may not be unreasonably withheld. Nothing herein shall be construed as indemnifying a Lessor Indemnified Party against its own grossly negligent acts or omissions or willful misconduct.

     Lessee's or Lessor's liability for a breach of the provisions of this Article shall survive any termination of this Lease.

                                 ARTICLE 21
                                 ----------


  21.1. Subletting and Assignment.

     In addition to the provisions of Article 18 and Sections 21.2, 21.3 and any other express consents, conditions, limitations or other provisions set forth herein and in the Lease Master Agreement, Lessee shall not assign this Lease or hereafter sublease all or any part of the Leased Property without first obtaining the written consent of Lessor. In the case of a permitted subletting, the sublessee shall comply with the provisions of Section 21.2 and 21.3, and in the case of a permitted assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof. In case of either an assignment or subletting made during the Term, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. An original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor.

  21.2. Attornment.

     Lessee shall insert in each future sublease permitted under Section 21.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) if this Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease, and (c) if the sublessee receives a written Notice from Lessor or Lessor's assignees, if any, stating that an uncured Event of Default exists under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.

  21.3. Management Agreement.

     If the Lessee decides to enter into a management or agency agreement relating to the management or operation of the Facility (collectively, the "Management Agreement"), Lessor shall have the right to approve the Management

Agreement, any modifications to the Management Agreement affecting the fees, costs or expenses payable or collectible thereunder, and any other material modification to the Management Agreement. Lessor's approval shall not be unreasonably withheld. The Management Agreement shall provide, among other things, that (i) upon termination of this Lease or termination of Lessee's right to possession of the Leased Property for any reason whatsoever, the Management Agreement may be terminated by Lessor without liability for any payment due or to become due to the manager of the Facility (the "Manager"), and (ii) all fees and other amounts payable by Lessee to the Manager shall be subordinate on a month to month basis to Rent and other amounts payable by Lessee to Lessor hereunder prior to the existence of an Event of Default, and shall be at all times subordinate to Rent and such other amounts after the occurrence of an Event of Default.

                                 ARTICLE 22
                                 -----------


  22.1. Officer's Certificates; Financial Statements; Lessor's Estoppel Certificates and Covenants.

          (a) At any time and from time to time upon not less than 10 days Notice by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default hereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, any lender, any underwriter and any prospective purchaser of the Leased Property.

          (b) Lessee will furnish, at Lessee's cost and expense, the following statements and operating information to Lessor, each in a form satisfactory to
Lessor:

               (i) Consolidated Financials of Lessee for each calendar quarter of each Lease Year, and for each calendar quarter in the Lease Year-to-date, within 20 days after the end of such calendar quarter;

               (ii) Consolidated Financials of Lessee and each Affiliate of Lessee, if any, that leases hotel properties from Lessor or its Affiliates, for each calendar quarter of each Lease Year, and for each calendar quarter in the Lease Year to date, within 20 days after the end of such calendar quarter;

               (iii) audited Consolidated Financials of Lessee for each Lease Year, including the auditor's report thereon, within 60 days after the end of such year;

               (iv) audited Consolidated Financials of Lessee and each Affiliate of Lessee that leases hotel properties from Lessor or its Affiliates, if any, for each Lease Year, including the auditor's report thereon, within 60 days after the end of such year. The fees and expenses of the auditor incurred in connection with conducting such audits and delivering such reports shall be paid by Lessor;

               (v) with reasonable promptness, such other information respecting the financial condition and affairs of Lessee (A) as Lessor or the Company may require or may deem desirable in its discretion to file with or provide to the SEC or any other governmental agency or any other Person, all in the form, and either audited or unaudited, as Lessor may request in Lessor's reasonable discretion, and (B) as may be reasonably necessary to confirm compliance by Lessee and its Affiliates with the requirements of this Lease;

               (vi) on or before the 20th day of each calendar quarter, a balance sheet, and detailed profit and loss and cash flow statements showing the financial position of the Facility as at the end of the preceding calendar quarter, the results of operation of the Facility for such preceding calendar quarter and the Lease Year-to-date and the average daily rate, occupancy and revenue-per-available room of the Facility in such preceding calendar quarter;

               (vii) within five (5) days of Lessee's receipt thereof, any inspection reports received from the franchisor under the Franchise Agreement; and

               (viii) such other information as Lessor may reasonably request and that Lessee can provide without unreasonable expense.

          (c) At any time and from time to time upon not less than 10 days notice by Lessee, Lessor will furnish to Lessee or to any person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on Lessee's part hereunder, and such other information as may be reasonably requested by Lessee. Any such certificate furnished pursuant to this Section may be relied upon by Lessee, any lender, any underwriter and any purchaser of the assets of Lessee.

          (d) If Company or Lessor proposes to include in any submission or filing with its lender, stock exchange or the SEC, Consolidated Financials of Lessee delivered or required to be delivered hereunder and the consent of Lessee's auditor is required for such inclusion, Lessee shall use commercially reasonable efforts to cause its auditor to deliver promptly to Lessor the auditor's consent, in the form required, to the inclusion in the submission or filing of the Consolidated Financials (including the report of the auditor, if the Consolidated Financials to be included are audited). Lessee shall reasonably cooperate with Lessor regarding Lessee's auditor's compliance with such requests with the purpose of minimizing costs and delays. Lessee shall reasonably cooperate with all requests made by its auditor, Lessor or the SEC to promptly provide to the auditor, Lessor or SEC such information or documents, including consents and representation letters, as may be necessary or desirable in connection with the preparation, delivery, audit or inclusion in SEC filings, submissions or other public documents, of information, including financial information, related to the Leased Property, the operation and financial results of the Leased Property, and the financial results and condition of the Lessee. Without limiting the foregoing, the information shall be sufficient to permit the preparation of a Management's Discussion and Analysis of Results of

Operations and Financial Condition with respect to the Lessee as may be required to be included in reports and documents filed by the Company with the SEC. Lessee shall not be obligated to incur material additional expense to prepare any reports or information not specifically provided for herein that Lessor or Company may be required or elect to file with the SEC, and such material additional third-party costs shall be paid or reimbursed by Lessor.

                                 ARTICLE 23
                                 ----------


  23.1. Regular Meetings; Lessor's Right to Inspect.

         (a) Lessee agrees that the regional manager, the general manager, the director of marketing/sales, and the chief engineer for the Facility will meet with Lessor and its representatives on a monthly basis at the Facility throughout each Lease Year in order to discuss all aspects of the management, maintenance and operation of the Facility. If agreed upon by Lessor and Lessee, such meetings may be held by conference call.

          (b) Lessee shall permit Lessor and its authorized representatives, which may include auditors, underwriters and rating agencies, as frequently as reasonably requested by Lessor to (i) inspect the Leased Property and Lessee's accounts and records pertaining thereto, including general accounting records, corporate records and agreements relating to the operations of the Leased Property and Lessee's financial condition, and make copies thereof, and (ii) conduct audits, all during usual business hours upon reasonable advance notice, subject only to any business confidentiality requirements reasonably requested by Lessee. In conducting such inspections Lessor shall not unreasonably interfere with the conduct of Lessee's business at the Leased Property.

          (c) Lessee will, on a space available basis, provide customary gratuitous accommodations to Lessor and its representatives in connection with all such meetings and inspections.

                                 ARTICLE 24
                                 ----------


  24.1. No Waiver.

     No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                 ARTICLE 25
                                 ----------


  25.1. Remedies Cumulative.

     To the extent permitted by law but subject to Article 39 and any other provisions of this Lease expressly limiting the rights, powers and remedies of either Lessor or Lessee, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy, and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

                                 ARTICLE 26
                                 ----------


  26.1. Acceptance of Surrender.

     No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                 ARTICLE 27
                                 ----------


  27.1. No Merger of Title.

     There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                 ARTICLE 28
                                 ----------


  28.1. Conveyance by Lessor.

     Lessor shall have the unrestricted right to mortgage or otherwise convey the Leased Property to a Holder. If Lessor conveys the Leased Property in accordance with the terms hereof other than to a Holder, and the grantee or transferee of the Leased Property expressly assumes in writing all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased

Property and all such future liabilities and obligations shall thereupon be binding upon the new owner. If Lessee is not reasonably satisfied that the new owner is a capable, reliable and qualified Person of good reputation and character, Lessee may terminate this Lease upon 60-days Notice to Lessor given within 30 days after Lessee receives Notice of such conveyance.

  28.2. Lessor May Grant Liens.

     (a) Subject to Section 7.2, without the consent of Lessee, Lessor may from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement upon the Leased Property, or any portion thereof or interest therein, or upon Lessor's interest in this Lease, whether to secure any borrowing or other means of financing or refinancing. This Lease and Lessee's interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, deeds of trust, mortgages, or other interests heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Leased Property and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (all of which are herein called the "Mortgage"), provided that the Mortgage and all security agreements delivered by Lessor in connection therewith shall be subject to Lessee's rights under this Lease to receive all Gross Revenues of the Facility prior to the earlier of the occurrence of an Event of Default or the date that this Lease is terminated by the Holder of the Mortgage in the exercise of its remedies thereunder. In confirmation of such subordination, Lessee shall, at Lessor's request, promptly execute, acknowledge and deliver any instrument which may be required to evidence subordination to any Mortgage and attornment to the Holder thereof and its successors and assigns, provided Lessee receives customary and reasonable non-disturbance protection while it is not in default hereunder. The Lessee shall comply with any material covenants with respect to the Lessee contained in such instrument of subordination. In the event of Lessee's failure to deliver such subordination and if the Mortgage does not change any term of the Lease, Lessor may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge, and deliver the instrument as the agent or attorney-in-fact of Lessee, and Lessee hereby irrevocably constitutes Lessor its attorney-in-fact for such purpose, Lessee acknowledging that the appointment is coupled with an interest and is irrevocable.

     (b) Lessee shall, upon the request of Lessor or any existing or future Holder, (i) provide Holder with copies of all licenses, permits, occupancy agreements, operating agreements, leases, contracts and similar agreements reasonably requested in connection with any existing or proposed financing of the Leased Property, and (ii) execute, or cause the Manager or any relevant Affiliate to execute, such estoppel agreements and collateral assignments with respect to the Facility's liquor license and any of the other aforementioned agreements as Holder may reasonably request in connection with any such financing, provided that no such estoppel agreement or collateral assignment shall in any way affect the Term or affect adversely in any material respect any rights of Lessee under this Lease.

     (c) No act or failure to act on the part of Lessor which would entitle Lessee under the terms of this Lease, or by law, to be relieved of any of Lessee's obligations hereunder (including, without limitation, its obligation to pay Rent) or to terminate this Lease, shall result in a release or termination of such obligations of Lessee or a termination of this Lease unless: (i) Lessee shall have first given written notice of Lessor's act or failure to act to the Holder, specifying the act or failure to act on the part of Lessor which would give basis to Lessee's rights; and (ii) the Holder, after receipt of such notice, shall have failed or refused to correct or cure the condition complained of within a reasonable time thereafter (in no event less than 60 days), which shall include a reasonable time for such Holder to obtain possession of the Leased Property, if possession is reasonably necessary for the Holder to correct or cure the condition, or to foreclose such Mortgage, and if the Holder notifies the Lessee of its intention to take possession of the Leased Property or to foreclosure such Mortgage, and correct or cure such condition. If such Holder is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction or any bankruptcy, debtor rehabilitation or insolvency proceedings involving Lessor from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, provided, however, that the Lease shall continue to be in full force and effect, the times for commencing or prosecuting such foreclosure or other proceedings shall be extended for the period of such prohibition.

          (d) Lessee shall deliver by notice delivered in the manner provided in
Article 30 to any Holder who gives Lessee written notice of its status as a Holder, at such Holder's address stated in the Holder's written notice or at such other address as the Holder may designate by later written notice to Lessee, a duplicate copy of any and all notices regarding any default which Lessee may from time to time give or serve upon Lessor pursuant to the provisions of this Lease. Copies of such notices given by Lessee to Lessor shall be delivered to such Holder simultaneously with delivery to Lessor. No such notice by Lessee to Lessor hereunder shall be deemed to have been given unless and until a copy thereof has been mailed to such Holder.

          (e) At any time, and from time to time, upon not less than ten (10) days' notice by a Holder to Lessee, Lessee shall deliver to such Holder an estoppel certificate certifying as to the information required in paragraph (c) of Article 22, and such other information as may be reasonably requested by such Holder. Any such certificate may be relied upon by such Holder.

          (f) Lessee shall cooperate in all reasonable respects, and as generally described in Section 33.2 of this Lease, with any transfer of the Leased Property to a Holder that succeeds to the interest of Lessor in the Leased Property (including, without limitation, in connection with the transfer of any franchise, license, lease, permit, contract, agreement, or similar item to such Holder or such Holder's designee necessary or appropriate to operate the Leased Property). Lessor and Lessee shall cooperate in (i) including in this Lease by suitable amendment from time to time any provision which may be requested by any proposed Holder, or may otherwise be reasonably necessary, to implement the provisions of this Article and (ii) entering into any further agreement with or at the request of any Holder which may be reasonably requested or required by such Holder in furtherance or confirmation of the provisions of this Article; provided, however, that any such amendment or agreement shall not in any way affect the Term nor affect adversely in any material respect any rights of Lessor or Lessee under this Lease.

                                 ARTICLE 29
                                 ----------


  29.1. Quiet Enjoyment.

     So long as Lessee pays all Rent as the same becomes due and complies with all of the terms of this Lease and performs its obligations hereunder, in each case within the applicable grace and/or cure periods, if any, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor and not claiming by, through or under Lessee, but subject to all liens and encumbrances subject to which the Leased Property was conveyed to Lessor or hereafter consented to by Lessee in writing or provided for herein. Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.

                                 ARTICLE 30
                                 ----------


  30.1. Notices.

     All notices, demands, requests, consents, approvals and other communications ("Notice" or "Notices") hereunder shall be in writing and personally served or mailed (by express or overnight mail, courier, or registered or certified mail, return receipt requested and postage prepaid), (i) if to Lessor at 148 Sheraton Drive, Box A, New Cumberland, Pennsylvania 17070,
Attention: Hasu P. Shah, and (ii) if to Lessee at 148 Sheraton Drive, Box A, New Cumberland, Pennsylvania 17070, Attention: K.D. Patel, or to such other address or addresses as either party may hereafter designate. Personally delivered Notices shall be effective upon receipt, and Notice given by mail shall be deemed received at the time of deposit in the U.S. Mail system or with a recognized overnight mail courier, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by mail shall be extended five days.

                                 ARTICLE 31
                                 ----------


  31.1. Appraisers.

     If it becomes necessary to determine the fair market value or fair market rental of the Leased Property for any purpose of this Lease, then, except as otherwise expressly provided in this Lease, the party required or permitted to give Notice of such required determination shall include in the Notice the name of a person selected to act as appraiser on its behalf. Within 10 days after Notice, Lessor (or Lessee, as the case may be) shall by Notice to Lessee (or Lessor, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) with at least five years experience in the State appraising property similar to the

Leased Property, shall, within 10 days after the date of the Notice appointing the second appraiser, proceed to appraise the Leased Property to determine the fair market value or fair market rental thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers are appointed and if the difference between the amounts so determined does not exceed 5% of the lesser of such amounts, then the fair market value or fair market rental shall be an amount equal to 50% of the sum of the amounts so determined. If the difference between the amounts so determined exceeds 5% of the lesser of such amounts, then such two appraisers shall have 10 days to appoint a third appraiser. If no such appraiser shall have been appointed within such 10 days or within 60 days of the original request for a determination of fair market value or fair market rental, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the fair market value or fair market rental within 30 days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and 50% of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the fair market value or fair market rental of the Leased Property, as the case may be. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

                                 ARTICLE 32
                                 ----------


  32.1. Lessee's Right to Cure.

     Subject to the provisions of Article 39, if Lessor breaches any covenant to be performed by it under this Lease, Lessee, after Notice to and demand upon Lessor as provided in Article 39, without waiving or releasing any obligation hereunder, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Article 32 shall survive the termination of this Lease with respect to the Leased Property.

                                 ARTICLE 33
                                 ----------


  33.1. Miscellaneous.

     Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease is based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at and limited to the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State, but not including its conflicts of laws rules.

  33.2. Transition Procedures.

     Upon any expiration or termination of the Term, Lessor and Lessee shall do the following and, in general, shall cooperate in good faith to effect an orderly transition of the management or lease of the Facility. The provisions of this Section 33.2 shall survive the expiration or termination of this Lease until they have been fully performed. Nothing contained herein shall limit Lessor's rights and remedies under this Lease if such termination occurs as the result of an Event of Default.

          (a) Transfer of Franchise Agreement. The Franchise Agreement shall be assigned, at Lessor's option, effective on the termination date, without fee, cost, or penalty payable to the Lessee, and without the imposition by Lessee of a product improvement (or similar) plan, to (i) Lessor, or (ii) a designee of Lessor of good reputation and with experience in operating hotels.

          (b) Transfer of Licenses. Upon the expiration or earlier termination of the Term, Lessee shall use its best efforts (i) to transfer to Lessor or Lessor's nominee all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Facility (collectively, "Licenses"), or (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for all Licenses, including Lessee (or its Affiliate) continuing to operate the liquor operations under its licenses with Lessor agreeing to indemnify and hold Lessee (or its Affiliate) harmless as a result thereof except for the gross negligence or willful misconduct of Lessee; provided, in either case, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

          (c) Leases and Concessions. Lessee shall assign to Lessor or Lessor's nominee simultaneously with the termination of this Agreement, and the assignee shall assume, all leases, contracts, concession agreements and agreements in effect with respect to the Facility then in Lessee's name which are designated by Lessor.

          (d) Books and Records. To the extent that Lessor has not already received copies thereof, all books and records (including computer and computer-generated records) for the Facility kept by Lessee pursuant to Section 3.6 (or copies thereof) shall be delivered simultaneously with the termination of this Agreement to Lessor or Lessor's nominee.

          (e) Receivables and Payables, etc. Lessee shall be entitled to retain all cash, bank accounts and house banks, and to collect all Gross Revenues and accounts receivable accrued through the termination date. Lessee shall be responsible for the payment of Rent, all operating expenses of the Facility and all other obligations of Lessee accrued under this Lease as of the termination date, and Lessor shall be responsible for all operating expenses of the Facility accruing after the termination date.

          (f) Final Accounting. Lessee shall, within forty five (45) days after the expiration or termination of the Term, prepare and deliver to Lessor a final accounting statement, dated as of the date of the expiration or termination, as more particularly described in Article 22, along with a statement of any sums due from Lessee to Lessor pursuant hereto and payment of such funds.

          (g) Inventory. Lessee shall insure that the Leased Property, at the date of such termination or expiration, has Inventory of a substantially equivalent nature and amount as exists at the Leased Property on the Commencement Date, and Lessor shall acquire such Inventory from Lessee by paying Lessee the fair market value thereof, calculated on the same basis as the parties determined the fair market value of the Inventory purchased by Lessee on the Commencement Date.

          (i) Option to Purchase Lessee's Personal Property. Upon the expiration or termination of the Term, Lessor shall have the option to purchase Lessee's Personal Property related to the Leased Property at fair market value.

          (h) Surrender. Lessee shall peacefully and immediately vacate and surrender the Leased Property to Lessor or Lessor's designee, shall turn over all keys to Lessor and Lessor's designee and shall not interfere with Lessor or any new Lessee or Manager.

  33.3. Waiver of Presentment, etc.

     Lessee waives all presentments, demands for payment and for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as expressly granted herein.

  33.4. Standard of Discretion.

     In any provision of this Lease requiring or permitting the exercise by Lessor or Lessee of such party's approval, election, decision, consent, judgment, determination or words of similar import (collectively, an "Approval"), such Approval may, unless otherwise expressly specified in such provision, be given or withheld in such party's sole, absolute and unreviewable discretion. Any Approval which by the terms of this Lease may not be unreasonably withheld shall also not be unreasonably delayed.

  33.5. Action for Damages.

     In any suit or other claim brought by either party seeking damages against the other party for breach of its obligations under this Lease, the party against whom such claim is made shall be liable to the other party only for actual damages and not for consequential, punitive or exemplary damages.

  33.6. Lease Assumption in Bankruptcy Proceeding.

     If an Event of Default occurs and Lessee has filed or has had filed against it a petition in bankruptcy or for reorganization or other relief pursuant to the federal bankruptcy code, Lessee shall promptly move the court presiding over the proceeding to assume the Lease pursuant to 11 U.S.C. (S)365, without seeking an extension of the time to file said motion.

  33.7. Intra-Family Transfers.

     Lessee acknowledges that Lessor may transfer legal title to the Leased Property one or more times to Affiliates of the Lessor in which Lessor or the Company owns a majority interest (each, an "Affiliated Lessor"). Lessee hereby consents to such transfers provided that, in each case, this Lease is assumed by the Affiliated Lessor in its entirety and without modification, except to the extent that Lessor, or the Affiliated Lessor that then owns the Leased Property, specifically retains any obligations accrued through the date of transfer hereunder. Lessee covenants that in connection with such transfers, Lessee will execute and deliver to Lessor, the Affiliated Lessor and/or their representatives appropriate estoppels and other documentation requested by them, including an amendment to this Lease, for the purposes of reflecting and acknowledging the Affiliated Lessor's interests as lessor hereunder.

                                 ARTICLE 34
                                 ----------


  34.1. Memorandum of Lease.

     Lessor and Lessee shall promptly upon the request of either enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State in which reference to this Lease, and all options contained herein, shall be made. Lessee shall pay all costs and expenses of recording such memorandum of this Lease.

                                 ARTICLE 35
                                 ----------


                             (Intentionally Omitted)


                                 ARTICLE 36
                                 ----------


  36.1. Lessor's Option to Terminate.

         (a) In the event Lessor enters into a bona fide contract to sell the Leased Property to a non-Affiliate other than Lessee or an Affiliate of Lessee, Lessor may terminate the Lease by giving not less than 60-days prior Notice to Lessee of Lessor's election to terminate the Lease upon the closing under such contract. Effective upon such date, this Lease shall terminate and be of no further force and effect except as to any obligations of the parties existing as of such date that survive termination of this Lease and all Rent including Percentage Rent and Additional Charges shall be adjusted as of the termination date.

          (b) As compensation for the early termination of its leasehold estate under this Article 36 because of a sale of the Leased Property, Lessor shall within six months after of the closing of such sale, either (i) pay to Lessee the "Termination Fee" (as defined below) or (ii) offer to lease to Lessee one or more substitute suite hotel facilities pursuant to one or more leases that would create for the Lessee leasehold estates that have an aggregate fair market value of no less than the fair market value of the original leasehold estate (a "Comparable Lease"), such value to be determined as of the closing of the sale of the Leased Property. Lessee's acceptance of the Comparable Lease shall not be unreasonably withheld. If Lessee rejects the Comparable Lease, Lessor shall pay the Termination Fee to Lessee. In the event Lessor and Lessee are unable to agree upon the fair market value of an original or replacement leasehold estate, it shall be determined by appraisal using the appraisal procedure set forth in
Article 31.

          (c) (i) For the purposes of this Section, fair market value of the leasehold estate means, as applicable, an amount equal to the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for Lessee's leasehold estate under this Lease or an offered replacement leasehold estate. In computing fair market value of a leasehold estate, the appraiser shall discount all future income and fees to the then present value at a rate equal to the Prime Rate plus 2% per annum.

              (ii) The Termination Fee shall equal the "Net Present Value" (as defined below) of the "Lessee Leakage" (as defined below) for (a) the remaining Lease Years of the Term or, (b) if the termination occurs less than five Lease Years from the end of the Term, the remaining Lease Years in the Term plus one year (the "Determination Period"). "Lessee Leakage" for any Lease Year is defined as the net operating income of the Facility, determined in accordance with GAAP and as if no Management Agreement existed, less Rent paid and payable hereunder. The "Net Present Value" of the Lessee Leakage for the Determination Period shall be determined by (A) averaging the Lessee Leakage actually realized by Lessee for the three most recently ended Lease Years (or all full Lease Years if less than three full Lease Years have elapsed since the Commencement Date) (the "Valuation Period"), (B) assuming that Lessee Leakage in the first Lease Year of the Determination Period is the average Lessee Leakage (as determined under subsection (A) above) and that the Lessee Leakage in each subsequent Lease Year in the Determination Period is the deemed Lessee Leakage for the previous Lease Year, (C) discounting the deemed Lessee Leakage in each Lease Year of the Determination Period to then-present value at a rate of twelve percent (12%) per annum and (D) aggregating the sum of such present values.

          (d) In the event that Lessor terminates this Lease upon less than 60-days written notice pursuant to the provisions of this Article 36 or pursuant to any other provisions of this Lease except for the provisions allowing Lessor to terminate this Lease under Articles 14 or 15 or upon the occurrence of an Event of Default, the parties agree that on and after the effective date of such termination, hotel personnel employed by Lessee immediately prior to the effective date of termination will either be employed by Lessor or its designee, or Lessor or its designee will take such other action with respect to their employment, which may include notification of the prospective termination of their employment, so as, in any case, to insure that Lessee does not incur any liability pursuant to the WARN Act. In that event, Lessor hereby agrees to defend, indemnify and hold harmless Lessee from and against any and all manner of claims, actions, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) relating to or arising from Lessor's breach of this covenant, including, without limitation, any liability, costs and expenses arising out of asserted or actual violation of the requirements of the WARN Act. Further, Lessor or its designee shall assume all COBRA liabilities and COBRA obligations to the Facility's personnel, which Lessee shall or may incur in connection with such termination of this Lease, and Lessor hereby agrees to defend, indemnify and hold harmless Lessee from and against any and all manner of claims, actions, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) relating to or resulting from Lessor's breach of the foregoing covenant with respect to COBRA matters, including, without limitation, any liability, costs and expenses arising out of any asserted or actual violation of the requirements of the COBRA any legislation. Upon Lessor's written request to Lessee, Lessee shall take all action that is reasonable to notify, advise and cooperate with Lessor in order to assist Lessor in complying with the WARN Act or COBRA legislation and to mitigate Lessor's expense or liability with respect to the WARN Act and COBRA legislation.

                                 ARTICLE 37
                                 ----------


  37.1. Compliance with Franchise Agreement.

         To the extent any of the provisions of the Franchise Agreement impose a greater obligation on Lessee than the corresponding provisions of the Lease, then Lessee shall be obligated to comply with, and to take all reasonable actions necessary to prevent breaches or defaults under, the provisions of the Franchise Agreement, except to the extent that Lessee is prevented from complying with the Franchise Agreement because of Lessor's breach of its obligations to comply with Article 38. It is the intent of the parties hereto that Lessee shall comply in every respect with the provisions of the Franchise Agreement so as to avoid any default thereunder during the Term. Lessee shall not terminate or enter into any modification of the Franchise Agreement without in each instance first obtaining Lessor's written consent. Lessor and Lessee agree to cooperate fully with each other in the event it becomes necessary to obtain a franchise extension or modification or a new franchise for the Leased Property, and in any transfer of the Franchise Agreement to Lessor or any designee thereof or any other successor to Lessee upon the termination of this Lease.

                                 ARTICLE 38
                                 ----------


  38.1. Capital Expenditures.

          (a) Lessor shall be obligated to make available to Lessee an amount equal to [4][6]% of Room Revenues from the Facility during each Lease Year ("Capital Expenditures Allowance"). Upon written request by Lessee to Lessor stating the specific use to be made and subject to the approval thereof by Lessor, which approval shall not be unreasonably withheld, such funds shall be made available by Lessor for Capital Expenditures; provided, however, that no Capital Expenditures shall be made to purchase property (other than "real property" within the meaning of Treasury Regulations Section 1.856-3(d)), to the extent that doing so would cause the Lessor to recognize income other than "rents from real property" as defined in Section 856(d) of the Code. Lessor's obligation shall be cumulative, but not compounded, and any amounts that have accrued hereunder shall be payable in future periods for such uses and in accordance with the procedure set forth herein. Lessee shall have no interest in any accrued obligation of Lessor hereunder after the termination of this Lease. All Capital Improvements shall be owned by Lessor subject to the provisions of this Lease.

          (b) Lessor's obligation with respect to Capital Expenditures shall be limited to amounts available in the Capital Expenditures Allowance.

                                 ARTICLE 39
                                 ----------


  39.1. Lessor's Default.

         It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of 30 days after Notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure shall not be deemed a breach if Lessor proceeds within such 30-day period, with due diligence, to cure the failure and thereafter diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure also shall be subject to extension of time due to the occurrence of any Unavoidable Delay. If Lessor does not cure any such failure within the applicable time period as aforesaid, Lessee may declare the existence of a "Lessor Default" by a second Notice to Lessor. Thereafter, Lessee may forthwith cure the same in accordance with the provisions of Article 32, subject to the provisions of the following paragraph. Lessee shall have no right to terminate this Lease for any Lessor Default and no right, for any such Lessor Default, to offset or counterclaim against any Rent or other charges due hereunder.

          If Lessor shall in good faith dispute the occurrence of any Lessor Default and Lessor, before the expiration of the applicable cure period, shall give Notice thereof to Lessee, setting forth, in reasonable detail, the basis therefor, no Lessor Default shall be deemed to have occurred and Lessor shall have no obligation with respect thereto until final adverse determination thereof, whether through arbitration or otherwise; provided, however, that in the event of any such adverse determination, Lessor shall pay to Lessee interest on any disputed funds at the Base Rate, from the date demand for such funds was made by Lessee until the date of final adverse determination and, thereafter, at the Overdue Rate until paid. If Lessee and Lessor shall fail, in good faith, to resolve any such dispute within ten (10) days after Lessor's Notice of dispute, either may submit the matter for determination by arbitration, but only if such matter is required to be submitted to arbitration pursuant to any provision of this Lease, or otherwise by a court of competent jurisdiction.

                                 ARTICLE 40
                                 ----------


  40.1. Arbitration.

         Except as set forth in Section 40.2, in each case specified in this Lease in which it shall become necessary to resort to arbitration, such arbitration shall be determined as provided in this Section 40.1. The party desiring such arbitration shall give Notice to that effect to the other party, and an arbitrator shall be selected by mutual agreement of the parties, or if they cannot agree within 30 days of such notice, by appointment made by the American Arbitration Association ("AAA") from among the members of its panels who are qualified and who have experience in resolving matters of a nature similar to the matter to be resolved by arbitration.

  40.2. Alternative Arbitration.

         In each case specified in this Lease for a matter to be submitted to arbitration pursuant to the provisions of this Section 40.2, Lessor shall be entitled to designate any nationally recognized accounting firm with a hospitality division of which Lessor or an Affiliate of Lessor is not a significant client to serve as arbitrator of such dispute within 15 days after written demand for arbitration is received or sent by Lessor. In the event Lessor fails to make such designation within such 15-day period, Lessee shall be entitled to designate any nationally recognized accounting firm with a hospitality division of which Lessee or an Affiliate of Lessee is not a significant client to serve as arbitrator of such dispute within 15 days after Lessor fails to timely make such designation. In the event no nationally recognized accounting firm satisfying such qualifications is available and willing to serve as arbitrator, the arbitration shall instead be administered as set forth in Section 40.1.

  40.3. Arbitration Procedures.

         In any arbitration commenced pursuant to Sections 40.1 or 40.2, a single arbitrator shall be designated and shall resolve the dispute. The arbitrator's decision shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law. Upon the failure of either party (the "non-complying party") to comply with his decision, the arbitrator shall be empowered, at the request of the other party, to order such compliance by the non-complying party and to supervise or arrange for the supervision of the non-complying party's obligation to comply with the arbitrator's decision, all at the expense of the non-complying party. To the maximum extent practicable, the arbitrator and the parties, and the AAA if applicable, shall take any action necessary to insure that the arbitration shall be concluded within 90 days of the filing of such dispute. The fees and expenses of the arbitrator shall be shared equally by Lessor and Lessee except as otherwise specified above in this Section 40.3. Unless otherwise agreed in writing by the parties or required by the arbitrator or AAA, if applicable, arbitration proceedings hereunder shall be conducted in the State. Notwithstanding formal rules of evidence, each party may submit such evidence as each party deems appropriate to support its position and the arbitrator shall have access to and right to examine all books and records of Lessee and Lessor regarding the Facility during the arbitration.

                            [Signature Page follows]

     IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized representatives as of the date first above written.

                  LESSOR:
                  ------

                  1944 ASSOCIATES, a Pennsylvania limited partnership

                  By: HERSHA HOSPITALITY, LLC, a Virginia limited
                      liability company, its sole General Partner

                     By: HERSHA HOSPITALITY LIMITED
                         PARTNERSHIP, a Virginia limited partnership,
                         its sole member

                         By: HERSHA HOSPITALITY TRUST, a
                             Maryland real estate investment trust, its
                             General Partner



                              By:
                                 ------------------------
                                  Hasu P. Shah, President


                  LESSEE:
                  ------

                  HERSHA HOSPITALITY MANAGEMENT, L.P., a Pennsylvania limited partnership

                  By: HERSHA HOSPITALITY MANAGEMENT CO., a Pennsylvania
                      corporation, its General Partner



                              By:
                                -----------------------
                                K.D. Patel, President